As filed with the Securities and Exchange Commission on January 10, 2011                                                                                                                                Registration No. _____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Capitol Bancorp Ltd.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2761672 (I.R.S. Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
517-487-6555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cristin K. Reid, Esq.
Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
517-487-6555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Phillip D. Torrence, Esq.
Honigman Miller Schwartz and Cohn LLP
350 East Michigan Avenue, Suite 300
Kalamazoo, Michigan 49007
269-337-7702

Approximate Date of Commencement of Proposed Sale to the Public:

As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value per share(1)
Subscription rights to purchase common stock		(3)	$100,000,000(3)	$11,610(3)

(1)           Includes shares which will be offered pursuant to subscription rights. No separate consideration will be received for the subscription rights.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, based on the maximum aggregate offering price and the estimated per-share value of [    •    ] offered pursuant to subscription rights.

(3)           The nontransferable subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. Capitol may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Capitol is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary and Subject to Completion, dated January __, 2011

PROSPECTUS

of
Capitol Bancorp Ltd.

$[__0,000,000]

Subscription Rights to Purchase up to ___0,000,000 Shares
of Common Stock at [    •    ] per Share

Capitol Bancorp Ltd., a Michigan corporation (“Capitol”), is distributing, at no charge, to holders of Capitol’s common stock, nontransferable subscription rights to purchase up to ___0,000,000 shares of Capitol’s common stock. You will receive approximately [    •    ] of a subscription right for each share of common stock owned at 5:00 p.m., Eastern Time, on [    •    ], 2011.

Each whole subscription right will entitle you to purchase one share of Capitol’s common stock at a subscription price of [    •    ] per share of common stock, which Capitol refers to as the basic subscription privilege. The per share price was determined by Capitol’s board of directors and represents the average of the closing sales prices of Capitol’s common stock for the 10 trading days ended on [    •    ], 2011, less a [    •    ]% discount. Subscription rights may only be exercised in whole numbers; Capitol will not issue fractional shares and will round all of the subscription rights down to the nearest whole number. If you fully exercise your basic subscription privilege and other shareholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an oversubscription privilege to purchase a portion of the unsubscribed shares of Capitol’s common stock at the same subscription price of $[    •    ] per share, subject to proration and subject, further, to reduction by Capitol under certain circumstances. To the extent you properly exercise your oversubscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you, any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on [    •    ], 2011, unless Capitol extends the rights offering period in Capitol’s sole discretion. If any subscription rights (including any oversubscriptions) remain unexercised after the expiration of the rights offering, they will expire and have no value.  You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable.  Capitol’s board of directors is not making a recommendation regarding your exercise of the subscription rights.  The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market or on the NYSE. Your participation in this rights offering is very important to enable Capitol to enhance its overall capital position, improve its capital base by increasing common equity, thereby increasing capital to aid in meeting regulatory requirements and provide Capitol with added flexibility to take advantage of market opportunities and implement its operating strategy.

This is not an underwritten offering. Shares of Capitol’s common stock are being offered directly by Capitol without the services of an underwriter or selling agent.  Capitol has engaged _____________ to serve as the subscription agent for the rights offering. The subscription agent will hold in escrow the funds received from subscribers until Capitol completes or cancels the rights offering. For further information about this offering please contact Capitol’s Corporate President, Cristin K. Reid at: Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, or by telephone at 517-487-6555.

Capitol’s board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, the subscription agent will return all subscription payments it has received, without interest or penalty, as soon as practicable.  Shares of Capitol’s common stock are traded on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “CBC.”  On [    •    ], 2011, the closing sale price for Capitol’s common stock was $[    •    ] per share. Capitol currently intends to list the shares of common stock issued in the rights offering on the NYSE under the same symbol, but no guaranty can be made that Capitol will continue to meet the listing requirements of the NYSE in the future.

Following the effectiveness of this prospectus, Capitol reserves the right to negotiate and enter into standby purchase agreements with certain institutional investors and high-net-worth individuals, or standby purchasers, pursuant to which purchasers may agree to acquire from Capitol, at the same subscription price offered to holders of its common stock, any shares of Capitol’s common stock not subscribed for in the rights offering.

Capitol may offer any such unsubscribed shares, after taking into account all oversubscription rights exercised and any shares sold to standby purchasers, if any, at the expiration of the rights offering to the public at $[    •    ] per share. Any offering of shares of common stock that remain unsubscribed will be on a best efforts basis by Capitol’s officers and directors. Any public offering of unsubscribed shares of common stock will terminate on [    •    ], 2011, unless extended or terminated by Capitol.

The exercise of your subscription rights for shares of Capitol’s common stock involves risks. See “Risk Factors” beginning on page 17 of this prospectus and the documents incorporated by reference in this prospectus to read about important factors you should consider before exercising your subscription rights.  Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [    •    ], 2011.

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TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Capitol Bancorp Ltd., a Michigan corporation (“Capitol” or the “Corporation”) has filed with the Securities and Exchange Commission (the “SEC”).  In this prospectus, Capitol provides you with specific information about the subscription rights that Capitol is distributing to you in this rights offering. This prospectus includes important information about Capitol, the subscription rights, Capitol’s common stock and other information you should know before exercising your subscription rights. You should read this prospectus, as well as additional information described herein under the heading “Incorporation of Certain Information by Reference” before exercising your subscription rights.

The exhibits to Capitol’s registration statement contain the text of certain contracts and other important documents Capitol has summarized in this prospectus or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities Capitol offers, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Capitol is selling the securities directly to one or more purchasers. Capitol and its agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Description of Subscription Rights” and “Plan of Distribution” below.

You should rely only on the information contained in this prospectus and the documents Capitol has incorporated by reference. Capitol will disclose any material changes in Capitol’s affairs in an amendment to this prospectus or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

References in this prospectus to “Capitol” are to Capitol Bancorp Ltd., a Michigan corporation.

FORWARD-LOOKING STATEMENTS

Some statements contained in this document, including consolidated financial statements of Capitol and in documents incorporated into this document by reference that are not historical facts, including, without limitation, statements of future expectations, projections of results of operations and financial condition, statements of future economic performance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, are subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements of Capitol and/or its banking subsidiaries and other operating units to differ materially from those contemplated in such forward-looking statements.  The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “could,” “believe,” “may,” “might,” and similar expressions also are intended to identify forward-looking statements.  Important factors which may cause actual results to differ from those contemplated in such forward-looking statements include, but are not limited to: (i) the results of Capitol’s efforts to implement its business strategy, (ii) changes in interest rates, (iii) legislation or regulatory requirements adversely impacting Capitol’s banking business and/or operating strategy, (iv) adverse changes in business conditions or inflation, (v) general economic conditions, either nationally or regionally, which are less favorable than expected and that result in, among other things, a deterioration in credit quality and/or loan performance and collectability, (vi) competitive pressures among financial institutions, (vii) changes in securities markets, (viii) actions of competitors of Capitol’s banks and Capitol’s ability to respond to such actions, (ix) the cost of and access to capital, which may depend in part on Capitol’s asset quality, prospects and outlook, (x) changes in governmental regulation, tax rates and similar matters, (xi) changes in management, (xii) consummation of pending sales of certain banking subsidiaries, (xiii) completion of Capitol’s selective bank divestiture activities, (xiv) other risks detailed in Capitol’s other filings with the SEC, and (xv) the following, among others, which are not presented in the order of importance:

•	Management’s ability to effectively manage interest rate risk and the impact of interest rates, in general, on the volatility of Capitol’s net interest income;

•
The effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009, the implementation by the Department of the U.S. Treasury (the “Treasury”) and federal banking regulators of a number of programs to address capital and liquidity issues within the U.S. banking system and additional programs that may apply to Capitol in the future, all of which may have significant effects on Capitol and the financial services industry;

•	The decline in commercial and residential real estate values and sales volume and the likely potential for continuing illiquidity in the real estate market;

•	The risks associated with the high concentration of commercial real estate loans within Capitol’s portfolio;

•
The uncertainties in estimating the fair value of developed real estate and undeveloped land relating to collateral-dependent loans and other real estate owned in light of declining demand for such assets, falling prices and continuing illiquidity in the real estate market;

•
Negative developments and disruptions in the credit and lending markets, including the impact of the ongoing U.S. credit crisis on Capitol’s business and on the businesses of its customers as well as other banks and lending institutions with which Capitol has commercial relationships;

•	The continuation of unprecedented volatility in the capital markets;

•	The risks associated with implementing Capitol’s business strategy, including its ability to preserve and access sufficient capital to execute its strategy;

•	Continued unemployment and its impact on Capitol’s customers’ savings rates and their ability to service debt obligations;

•	Fluctuations in the value of Capitol’s investment securities;

•	The ability to attract and retain senior management experienced in banking and financial services;

•	The sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent within the loan portfolio;

•	Capitol’s ability to adapt successfully to technological changes to compete effectively in the marketplace;

•	Credit risks and risks from concentrations (by geographic area and by industry) within each of Capitol’s banking subsidiaries’ loan portfolio and individual large loans;

•
The effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in Capitol’s markets or elsewhere or providing similar services;

•
The failure of assumptions underlying the establishment of the allowance for loan losses and estimation of values of collateral or cash flow projections of borrowers and various financial assets and liabilities;

•	Volatility of rate-sensitive deposits;

•	Operational risks, including data processing system failures or fraud;

•	Liquidity risks;

•	The ability to successfully acquire deposits for funding and the pricing thereof;

•	The ability to successfully execute strategies to increase noninterest income;

•
Changes in the economic environment, competition or other factors that may influence loan demand and repayment, deposit inflows and outflows, and the quality of the loan portfolio and loan and deposit pricing;

•	The impact from liabilities arising from legal or administrative proceedings on the financial condition of Capitol;

•	The current prohibition of Capitol’s banking subsidiaries to pay dividends to Capitol without prior written authorization from regulatory agencies;

•	The current prohibition of Capitol’s payment of cash dividends on its common stock and periodic payments on its trust-preferred securities without prior written regulatory authorization;

•
Administrative or enforcement actions of banking regulators in connection with any material failure of Capitol or its banking subsidiaries to comply with banking laws, rules or regulations or formal agreements with regulatory agencies;

•	Capitol’s compliance with the terms of its written agreement with the Federal Reserve Bank, amendments thereto or subsequent regulatory agreements;

•	Capitol’s ability to continue as a going concern;

•	The continued availability of credit facilities provided by Federal Home Loan Banks (“FHLB”) to Capitol’s banking subsidiaries;

•	The uncertainties of future depositor activity regarding potentially uninsured deposits;

•	The possibility of the FDIC assessing Capitol’s banking subsidiaries for any cross-guaranty liability;

•
Governmental monetary and fiscal policies, as well as legislative and regulatory changes, that may result in the imposition of costs and constraints on Capitol through higher Federal Deposit Insurance Corporation (“FDIC”) insurance premiums, significant fluctuations in market interest rates, increases in capital requirements and operational limitations;

•	Changes in general economic or industry conditions, nationally or in the communities and regions in which Capitol conducts business;

•	Changes in legislation or regulatory and accounting principles, policies, or guidelines affecting the business conducted by Capitol;

•	The impact of possible future goodwill and other material impairment charges;

•	Acts of war or terrorism;

•	Capitol’s ability to manage fluctuations in the value of its assets and liabilities and maintain sufficient capital and liquidity to support its operations;

•	The concentration of Capitol’s nonperforming assets by loan type in certain geographic regions and with affiliated borrowing groups;

•	The risk of additional future losses if the proceeds Capitol receives upon the liquidation of assets are less than the carrying value of such assets;

•
Restrictions or limitations on access to funds from banking subsidiaries and potential obligations to contribute additional capital to Capitol’s banking subsidiaries, which may restrict its ability to make payments on its obligations;

•	The availability and cost of capital and liquidity on favorable terms, if at all;

•	Changes in accounting standards or applications and determinations made thereunder;

•
The risk that Capitol may not be able to complete its various proposed divestitures, mergers and consolidations of certain of its banking subsidiaries or, if completed, realize the anticipated benefits of the proposed mergers and/or consolidations;

•
The impact on Capitol’s financial results, reputation and business if it is unable to comply with all applicable federal and state regulations and applicable formal agreements, consent orders, other regulatory actions and any related capital requirements;

•	The costs, effects and impact of litigation, investigations, inquiries or similar matters, or adverse facts and developments related thereto;

•	The risk that, if economic conditions worsen or regulatory capital requirements are modified, Capitol may be required to seek additional liquidity and/or capital from external sources, if available;

•	The risk that the realization of deferred tax assets and recoverable income taxes, if any, may extend beyond the first part of 2011;

•
The risk that Capitol could have an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which could impair its ability to timely and fully utilize its net operating losses for tax purposes and so-called built-in losses that may exist if such an “ownership change” occurs;

•
Other factors and other information contained in this document and in other reports and filings of Capitol with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, under the caption “Risk Factors;” and

•	Other economic, competitive, governmental, regulatory, and technical factors affecting Capitol’s operations, products, services, and prices.

For a discussion of these and other risks that may cause actual results to differ from expectations, you should refer to the risk factors and other information in this prospectus and Capitol’s other periodic filings, including its 2009 Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, that Capitol files from time to time with the SEC.  All written or oral forward-looking statements that are made by or are attributable to Capitol are expressly qualified by this cautionary notice.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  All subsequent written or oral forward-looking statements attributable to Capitol or persons acting on its behalf are expressly qualified in their entirety by the foregoing factors.  Investors and other interested parties are cautioned not to place undue reliance on such statements, which speak as of the date of such statements.  Capitol undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events.

No action is being taken in any jurisdiction outside the United States to permit a public offering of Capitol’s securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this rights offering and the distribution of this prospectus applicable to those jurisdictions.

Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the heading “Risk Factors” below and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Capitol’s Annual Report on Form 10-K, as updated periodically in Capitol’s filings with the SEC. Unless legally required, Capitol disclaims any obligation to update any forward-looking statements. You should consider any forward-looking statements in light of this explanation, and Capitol cautions you about relying on forward-looking statements.

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PROSPECTUS SUMMARY

This prospectus summary contains basic information about Capitol and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights. You should carefully read this prospectus, including the “Risk Factors” section, and the information included or incorporated by reference herein, including Capitol’s audited consolidated financial statements and the accompanying notes included in Capitol’s Annual Report on Form 10-K for the year ended December 31, 2009, before you decide to exercise your subscription rights.

Company Information

Capitol is a community banking company, with a current network of individual banks and bank operations in 14 states and total consolidated assets which approximated $4.2 billion as of September 30, 2010.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.  Capitol’s telephone number is 517-487-6555.  Capitol also has executive offices located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016 (telephone number: 602-955-6100).

Capitol’s operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective operation and development of its banks.  It provides access to support services and management with significant experience in community banking.  These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship.

Economic conditions throughout the United States, and in the regions in which Capitol and its banking operations are located, have deteriorated to an extent not experienced since the “Great Depression” of the 1930s.  Capitol’s operations are focused on community banking and helping small, local businesses meet their financial needs, primarily through making loans to those businesses and their owners, funded by locally-gathered deposits.  A substantial portion of those loans are secured by commercial real estate property, as part of the overall collateral to support those individual loans.  In this adverse economic environment, small businesses and their owners have suffered significant financial hardships, which preclude repaying loans in accordance with their terms.  In addition, recent economic factors have resulted in a variety of stresses impacting depositors and the availability of deposits to fund lending activities.  Further, and more importantly, the underlying values of the real estate collateral have plummeted in this sustained adverse environment, resulting in massive loan losses and dramatic growth in levels of nonperforming assets not seen previously in the banking industry in general and, in particular, at Capitol.  Prospects of economic recovery are uncertain, unpredictable and subject to variables completely outside the control or influence of financial institutions, including Capitol.

Capitol has incurred significant losses from operations in periods since 2007.  In addition, Capitol has experienced significant increases in nonperforming loans, foreclosed real estate, loan losses and other materially adverse circumstances including, but not limited to, a very material erosion of its common equity and related regulatory capital levels, resulting in Capitol becoming classified as less than adequately-capitalized from a regulatory perspective.  In 2009, Capitol entered into a written agreement with the Federal Reserve Bank of Chicago (its primary federal regulator) which requires Capitol to improve operating results and its overall condition, in addition to refraining from a number of activities without prior written consent from that Federal Reserve Bank.  The current less than adequately-capitalized classification of Capitol exposes it to increased regulatory scrutiny and enforcement action and other materially adverse consequences.

Because of Capitol’s financial condition and recent changes affecting its ability (as well as that of other bank holding companies in the U.S.) to include any portion of trust-preferred securities in regulatory capital computations, only a portion of trust-preferred securities are included in Capitol’s current regulatory capital measurements and may not be includable in the future.  When such trust-preferred securities were originally issued, and until recently, substantially all of those securities were a crucial element of Capitol’s compliance with regulatory capital requirements because they were a very material component of its regulatory capital.  Because those securities will no longer qualify for inclusion with other qualifying capital elements for regulatory purposes, Capitol is seeking successful attainment of the requisite consent from the trust-preferred securities holders in a separate consent solicitation, exchange of Capitol’s trust-preferred securities for previously unissued common stock of Capitol and this rights offering.  If Capitol does not obtain the requisite consent from the trust-preferred securities holders to sufficiently complete the exchange of Capitol’s trust-preferred securities for previously-unissued shares of Capitol’s common stock and adequately complete the rights offering, its ability to continue to operate as a going concern will be jeopardized.

Like a large number of financial institutions across the United States, Capitol has been materially impacted by adverse economic conditions. As a result of this economic downturn and depressed real estate markets, Capitol’s banking subsidiaries have experienced a decline in the performance of loans, particularly real estate construction and development loans, which has resulted in Capitol incurring a net loss of $195.2 million for the year ended December 31, 2009 and a net loss of $129.6 million for the nine months ended September 30, 2010. If Capitol’s banking subsidiaries continue to experience adverse performance in the consolidated loan portfolio, large loan losses and losses associated with foreclosed real estate and, as a result, Capitol continues incurring net losses, some or all of Capitol’s banking subsidiaries may be unable to meet or maintain adequate regulatory capital ratios unless Capitol raises additional capital. Furthermore, during this adverse economic environment, analysts and others have focused on additional measures of a financial institution’s capital position, such as tangible common equity to tangible assets and regulatory “Tier 1” capital as a percentage of risk-weighted assets, to assess the financial health and stability of the institution, which also tends to impact an institution’s stock price.

As a result of the foregoing considerations, Capitol has been pursuing the execution of a multi-faceted capital strategy to improve Capitol’s capital position by increasing common equity as a component of regulatory capital and shareholders’ equity and reducing Capitol’s indebtedness. Capitol believes that successful completion of one or more components of this capital strategy will significantly enhance Capitol’s capital position, strengthen the composition of Capitol’s capital base by increasing common equity and give Capitol added flexibility to take advantage of potential market opportunities. Capitol’s multi-faceted capital strategy currently contemplates three components in addition to this rights offering, which include: (i) the exchange of any or all of the outstanding trust-preferred securities issued by each of Capitol Trust I, Capitol Trust II, Capitol Trust III, Capitol Trust IV, Capitol Trust VI, Capitol Trust VII, Capitol Trust VIII, Capitol Trust IX, Capitol Trust X, Capitol Trust XI and Capitol Trust XII (the “TruPS Exchange Offer”) for shares of Capitol’s common stock, of which there are approximately $170.8 million aggregate liquidation preference currently outstanding; (ii) the exchange of the outstanding shares issued by each of Capitol Development Bancorp Limited IV, Capitol Development Bancorp Limited V, Capitol Development Bancorp Limited VI, Capitol Development Bancorp Limited VII and Capitol Development Bancorp Limited VIII (the “CDBLs Exchange Offer”) for shares of Capitol’s common stock; and (iii) a common stock or preferred stock offering if and when market conditions become favorable for such an offering.  As of the date of this prospectus, however, except in connection with the TruPS Exchange Offer and the CDBLs Exchange Offer, which commenced on January 3, 2011, Capitol does not have any immediate or definitive plans, understandings, agreements or commitments to issue additional shares of common stock or preferred stock for any purposes.

Those three components of Capitol’s capital strategy, if executed, will require a significant number of authorized but previously unissued shares of Capitol’s common stock. Further, the significant decline in Capitol’s stock price in recent months has increased the number of shares that Capitol believes will be necessary to effect Capitol’s capital strategy. Accordingly, Capitol is undertaking steps to seek approval, from holders of its common stock, to authorize additional shares of common stock in order to execute each component of Capitol’s capital strategy and to take advantage of favorable market opportunities and other opportunities. If such approval is not obtained, Capitol may be unable to complete the rights offering and other transactions including the issuance of previously unissued common stock.

In light of the foregoing, Capitol has decided to pursue this rights offering to raise capital which can be used to support Capitol and its banking subsidiaries and improve Capitol’s capital position. In addition, Capitol decided to pursue this rights offering to raise additional capital to assist Capitol and its banking subsidiaries in contributing towards achieving compliance with the regulatory capital requirements of the enforcement actions that Capitol and its banking subsidiaries have entered into with their respective banking regulators.

For additional information about Capitol’s business, see Capitol’s annual and quarterly reports, and the other documents Capitol files with the SEC, which are incorporated into this registration statement by reference. See “Where You Can Find More Information” on page 58.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “Description of the Subscription Rights” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Basic Subscription Privilege:
For each whole right that you own, you will have a basic subscription privilege to buy from Capitol one share of Capitol’s common stock at a subscription price of $ [    •    ] per share. You may exercise your basic subscription privilege for some or all of your rights, or you may choose not to exercise your rights.

Each holder of record of Capitol’s common stock on _________, 2011, (the “Record Date”) will receive ______ right(s) for each share of Capitol’s common stock held as of the Record Date.  The rights are being distributed to record-holders of Capitol’s common stock as of the Record Date on _______, 2011.

Oversubscription Privilege:
In the event that you purchase all of the shares of Capitol’s common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of any shares of Capitol’s common stock that are not purchased by Capitol’s other shareholders through the exercise of their basic subscription privileges.

If holders exercise their oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, Capitol would either increase the size of the offering or allocate the shares of Capitol’s common stock to be issued pursuant to the exercise of oversubscription privileges pro rata among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of Capitol’s common stock that you and the other subscription rights holders have agreed to purchase by exercising your basic subscription privileges. If you are not allocated the full amount of shares for which you oversubscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of Capitol’s common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of the offering.

Extended Oversubscription Privilege:
In the event that any shareholders fail to exercise their oversubscription privilege as of the expiration of the rights offering, Capitol may, at Capitol’s discretion, extend the rights offering for a limited time period to allow those shareholders who did exercise their oversubscription privilege to purchase additional shares of Capitol’s common stock. Capitol may extend the rights offering as many times as Capitol deems necessary to complete the offering.

Subscription Price:
$ [    •    ] per share of common stock, payable in cash, which represents the average of the closing sales prices of Capitol’s common stock for the 10 trading days ended on [    •    ], 2011, less a [    •    ]% discount. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Record Date:	5:00 p.m., Eastern Time, on [ • ], 2011.

Expiration of the Rights Offering:	5:00 p.m., Eastern Time, on [ • ], 2011, unless the expiration date is extended. Capitol reserves the right to extend the rights offering at Capitol’s sole discretion.

Use of Proceeds:	Capitol intends to use the proceeds of the rights offering to improve the capital position of Capitol and some of its banking subsidiaries.

Non-Transferability of Rights:	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on the NYSE or on any stock exchange or trading market.

No Board Recommendation:
Capitol’s board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of Capitol’s business and the rights offering. See “Risk Factors” for a discussion of some of the risks involved in investing in Capitol’s common stock.

No Revocation:
All exercises of subscription rights are irrevocable, even if you later learn information about Capitol that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of Capitol’s common stock offered pursuant to this rights offering.

Federal Income Tax Considerations:
The receipt and exercise of subscription rights pursuant to the basic subscription privilege or subscription for shares pursuant to the oversubscription privilege will generally not be taxable for U.S. federal income tax purposes. You should, however, seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Treatment of Rights Distribution.”

Extension, Cancellation and Amendment:
Capitol has the option to extend the rights offering and the period for exercising your subscription rights for a period or successive periods, although Capitol does not presently intend to do so. Capitol’s board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. Capitol also reserves the right to amend or modify the terms of the rights offering, including increasing the size of the offering, as appropriate.

Procedures for Exercising Rights:
To exercise your subscription rights, you must take the following steps:

If you are a registered holder of Capitol’s common stock, you may deliver payment and a properly completed rights certificate to the subscription agent, ____________, before 5:00 p.m., Eastern Time, on [    •    ], 2011, unless the expiration date is extended. You may deliver the documents and payments by mail or overnight courier. If regular mail is used for this purpose, Capitol recommends using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., Eastern Time, on [    •    ], 2011. If you wish to purchase shares of Capitol’s common stock through the rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. Capitol will ask your record holder to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.”

Issuance of Common Stock:	If you purchase shares of common stock through the rights offering, Capitol will issue those shares to you as soon as practicable after the completion of the rights offering.

Shares Outstanding Before the Rights Offering:	[ • ] shares of Capitol’s common stock were outstanding as of [ • ], 2011.

Shares Outstanding After Completion of the Rights Offering:
Assuming no stock options or outstanding warrants for the purchase of Capitol’s common stock are exercised prior to the expiration of the rights offering and the full $ [    •    ] million is subscribed for, Capitol expects that approximately  [    •    ] shares of Capitol’s common stock will be outstanding immediately after completion of the rights offering. Capitol reserves the right to increase the size of the offering, which would increase the number of shares outstanding.

Public Offering:
If shares of Capitol’s common stock remain available for sale after the closing of the rights offering, Capitol may offer and sell those shares to the public on a best efforts basis at the $[    •    ] per share subscription price.

Subscription Agent:	_______________________.

Fees and Expenses:	Capitol will pay the fees and all of Capitol’s expenses related to the rights offering.

Trading Symbol:	Shares of Capitol’s common stock are traded on the NYSE under the symbol “CBC.”

Additional Information:
For additional information, please see the description of this offering contained in the sections of this prospectus captioned “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” or contact Capitol’s Corporate President, Cristin K. Reid at: Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, or by telephone at 517-487-6555.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is the rights offering?

Capitol is distributing, at no charge, to holders of Capitol’s common stock nontransferable subscription rights to purchase shares of Capitol’s common stock. You will receive approximately [    •    ] of a subscription right for each share of common stock you own as of 5:00 p.m., Eastern Time, on [    •    ], 2011, the Record Date. The subscription rights will be evidenced by rights certificates. Each subscription right will entitle the holder to a basic subscription privilege and an oversubscription privilege.

What is the basic subscription privilege?

For each whole subscription right that you own, you will have a basic subscription privilege to buy from Capitol one share of Capitol’s common stock at a subscription price of $ [    •    ] per share. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

For example, if you owned 1,000 shares of Capitol’s common stock as of 5:00 p.m., Eastern Time, on the Record Date, you would receive [    •    ] whole subscription rights (rounded down from [    •    ]) and would have the right to purchase  [    •    ] shares of common stock for $ [    •    ] per share with your basic subscription privilege.

Subscription rights may only be exercised in whole numbers; Capitol will not issue fractional shares and will round all of the subscription rights down to the nearest whole number. As a result, Capitol may not issue the full number of shares authorized for issuance in connection with the rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

What is the oversubscription privilege?

If you exercise all of the subscription rights distributed to you pursuant to the basic subscription privilege, you will also have the opportunity to purchase additional shares not purchased by other shareholders pursuant to their basic subscription privilege at the same subscription price per share that applies to the basic subscription privilege.

Capitol will be able to satisfy your exercise of the oversubscription privilege only if other shareholders do not elect to purchase all of the shares offered under their basic subscription privileges. Capitol will satisfy oversubscription requests to the extent sufficient shares are available following the exercise of rights under the basic subscription privilege, provided that Capitol reserves the right to reject in whole or in part any oversubscription requests, regardless of the availability of shares to satisfy these requests. If oversubscription requests exceed shares available, Capitol will allocate the available shares pro rata based on the number of shares each oversubscribing shareholder purchased under the basic subscription privilege. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Why is Capitol conducting the rights offering?

In light of current economic conditions generally and Capitol’s regulatory capital classification, Capitol has decided to pursue this rights offering to raise capital which can be used to support Capitol and its banking subsidiaries and improve Capitol’s capital position.

Capitol’s board of directors believes that giving Capitol’s current shareholders the right to purchase Capitol’s shares is a fair and equitable approach to this aspect of Capitol’s capital strategy. This rights offering will give you the opportunity to participate in this aspect of that capital strategy and maintain, or if other shareholders do not exercise their subscription rights, increase your proportional ownership interest in Capitol.  Capitol will have broad discretion in determining how the net proceeds of this rights offering will be used. Capitol currently intends to use the net proceeds of this rights offering for general corporate purposes, including contribution of amounts to the capital of, and to support, its banking subsidiaries.

How was the $ [    •    ] per full share subscription price determined?

In determining the subscription price, Capitol considered a number of factors, including: the recommendation of a pricing committee of Capitol’s board of directors, the price at which Capitol’s shareholders might be willing to participate in the rights offering, historical and current trading prices for Capitol’s common stock, the need for liquidity and capital and the desire to provide an opportunity to Capitol’s shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, Capitol’s board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of other public companies. The subscription price was established at a price of $ [    •    ] per full share, which represents the average of the closing sales prices of Capitol’s common stock for the 10 trading days ended on [    •    ], 2011, less a  [    •    ]% discount. The subscription price is not necessarily related to Capitol’s book value per share, net worth or any other established criteria of value and may or may not be considered the fair value of Capitol’s common stock to be offered in the rights offering.

Am I required to exercise the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your basic subscription privilege and other shareholders fully exercise their basic subscription privilege, the percentage of Capitol’s common stock owned by these other shareholders will increase relative to your ownership percentage of Capitol, and your voting and other rights will likewise be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to subscribe to purchase additional shares pursuant to the oversubscription privilege and your ownership percentage in Capitol’s common stock and related voting and other rights may be further diluted.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on the date of this prospectus and prior to the expiration of the rights offering, which is [    •    ], at 5:00 p.m., Eastern Time. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you prior to the expiration of the rights offering. Although Capitol has the option of extending the expiration of the rights offering, Capitol currently does not intend to do so.

May I sell or transfer my subscription rights?

No. You may not sell, transfer or assign your subscription rights to anyone else.

Can Capitol’s board of directors extend, cancel or amend the rights offering?

Yes. Capitol has the option to extend the rights offering and the period for exercising your subscription rights, although Capitol does not presently intend to do so. Capitol’s board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. Capitol also reserves the right to amend or modify the terms of the rights offering, including increasing the size of the offering, as appropriate.

Is Capitol requiring a minimum subscription to complete the rights offering?

No. However, Capitol’s board of directors reserves the right to cancel the rights offering for any reason, including if Capitol’s board of directors believes that there is insufficient participation by Capitol’s shareholders. If the rights offering is cancelled, all subscription proceeds received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments it has received. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

Has Capitol’s board of directors made a recommendation to Capitol’s shareholders regarding the rights offering?

No. Capitol’s board of directors is making no recommendation regarding your exercise of the subscription rights. Shareholders who exercise subscription rights risk investment loss on new money invested. Capitol cannot assure you that the market price for Capitol’s common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of Capitol’s business and the rights offering. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the risks described in documents incorporated by reference in this prospectus, including but not limited to the section entitled “Risk Factors” in Capitol’s Annual Report on Form 10-K for the year ended December 31, 2009.

Will members of the board of directors and management be permitted to participate in the rights offering?

Yes. Members of Capitol’s board of directors and executive management team have indicated an interest in purchasing an aggregate of approximately $[    •    ] of Capitol’s shares in the offering, including pursuant to the oversubscription privilege, if available. Capitol cautions you that neither Capitol’s board of directors nor Capitol’s executive officers make any recommendation regarding your exercise of the subscription rights.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of Capitol’s common stock you own will not change; however, due to the fact that shares will be purchased by other shareholders, your percentage ownership of Capitol will be diluted after the completion of the rights offering.

How do I exercise my subscription rights?

You must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your oversubscription privilege), to the subscription agent before 5:00 p.m., Eastern Time, on [    •    ], 2011. If you use the U.S. mail to facilitate delivery of those items to the subscription agent, Capitol recommends that you use insured, registered mail, return receipt requested.

You must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under the basic subscription privilege and any oversubscription request by delivering to the subscription agent a certified check, or a personal check that clears before the expiration date of the rights offering. If you wish to use any other form of payment, then you must obtain the prior approval from Capitol and make arrangements in advance for the delivery of such payment.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional shares.

What form of payment must I use to pay the subscription price?

You must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under the basic subscription privilege and any oversubscription request by delivering to the subscription agent a certified check, or a personal check that clears before the expiration date of the rights offering. If you wish to use any other form of payment, then you must obtain the prior approval of the subscription agent and make arrangements in advance with the subscription agent for the delivery of such payment.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of Capitol’s common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own. You will not receive a subscription rights certificate. The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase.

If you wish to purchase shares of Capitol’s common stock through the rights offering, please promptly contact your broker, dealer, custodian bank or other nominee as record holder of your shares. Capitol will ask your record holder to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other rights offering materials. Your broker, dealer, custodian bank or other nominee may establish a deadline prior to the 5:00 p.m. Eastern Time on [    •    ], 2011, which Capitol established as the expiration date of the rights offering.

When will I receive my new shares?

As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the basic subscription privilege. Shares purchased pursuant to the oversubscription privilege will be issued as soon as practicable after the expiration date of the rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares available to satisfy such requests. Subject to state securities laws and regulations, Capitol has the discretion to delay distribution of any shares you may have elected to purchase by exercise of your rights in order to comply with state securities laws.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of Capitol’s common stock at a subscription price of $[    •    ] per share.

How many shares of Capitol’s common stock will be outstanding after the rights offering?

As of [    •    ], 2011, Capitol had [    •    ] shares of Capitol’s common stock issued and outstanding. Capitol expects to issue approximately ___0,000,000 shares of Capitol’s common stock in this rights offering through the exercise of subscription rights. After the rights offering, Capitol anticipates that Capitol will have approximately [    •    ] shares of Capitol’s common stock outstanding. Capitol reserves the right to increase the size of the offering, which would increase the number of shares outstanding.   In addition to this rights offering, other anticipated future issuance of Capitol’s previously-unissued common stock could significantly increase the number of its shares of outstanding common stock.

How much money will Capitol receive from the rights offering?

The total proceeds to Capitol from the rights offering will depend on the number of subscription rights that are exercised. If Capitol issues all [    •    ] shares available in the rights offering, the total proceeds to Capitol, before expenses, will be $[    •    ] million.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of Capitol’s common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus.

Will the subscription rights be listed on a stock exchange or national market?

The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market or on the NYSE. Capitol currently expects that its common stock will continue to trade on the NYSE under the ticker symbol “CBC,” subject to its compliance with the NYSE’s listing requirements.

How do I exercise my subscription rights if I live outside the United States?

Capitol will not mail this prospectus or the rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, any foreign shareholders must notify the subscription agent and timely follow the procedures described in “Description of the Subscription Rights—Foreign Shareholders.”

What fees or charges apply if I purchase shares of the common stock?

Capitol is not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your broker, dealer, custodian bank or other nominees, as record holder, may charge you.

What are the material U.S. federal income tax consequences of exercising subscription rights?

The receipt and exercise of subscription rights pursuant to the basic subscription privilege or subscription for shares pursuant to the oversubscription privilege should generally not be taxable for U.S. federal income tax purposes. You should, however, seek specific tax advice from your tax advisor in light of your particular circumstances and as to the applicability and effect of any other tax laws. See “Material U.S. Federal Income Tax Treatment of Rights Distribution.”

If I am not a shareholder but wish to subscribe for shares of common stock in the public offering of any available shares, what do I do?

Capitol will accept preliminary nonbinding subscriptions for unsold shares of common stock during the pendency of the rights offering. Upon completion of the rights offering, Capitol may provide a prospectus supplement that sets forth the results of this rights offering and the amount of unsubscribed shares of its common stock accompanied by an acknowledgement of subscription for any new investors to complete and submit together with the subscription price. At that time, subscriptions for any publicly offered shares of Capitol’s common stock will be accepted by Capitol in the order received subject, however, to prior sale. All subscription proceeds Capitol receives will be deposited in a segregated account with _______________ until the time that Capitol accepts or rejects those subscriptions. Any public offering of Capitol’s shares of common stock will commence promptly following expiration of the rights offering and continue until the earlier of 5:00 p.m., Eastern Time, on [    •    ], 2011 or the date on which Capitol has accepted subscriptions for all shares remaining for purchase as reflected in such prospectus supplement.  Capitol’s board of directors close any public offering prior to [    •    ], 2011, extend such an offering for additional periods ending no later than [    •    ], 2011 or cancel the offering. In the event such offering is cancelled, all subscription payments Capitol receives will be returned promptly, without interest or penalty.

Is the offering of remaining shares to the public subject to any minimum or maximum subscription amount?

There is no minimum or maximum amount of shares you can subscribe for as long as Capitol has shares remaining available for sale after this rights offering is completed, except Capitol will not sell shares to any purchaser who, in its sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any bank regulatory authority to acquire, own or control those shares if, as of [    •    ], 2011, that clearance or approval has not been obtained or any applicable waiting period has not expired. Under Federal Reserve Board of Governors’ rules and regulations, if you, directly or indirectly, or through one or more affiliates, or acting in concert with one or more persons or entities, will own more than 25% of Capitol’s common stock after giving effect to the rights offering, then you will be conclusively deemed to control Capitol and would need to obtain prior approval of the Federal Reserve to complete such purchase. If, after giving effect to the rights offering, you will hold 10% or more of Capitol’s common stock, you will be presumed to control Capitol, pursuant to the Federal Reserve Board of Governors’ rules and regulations, and would need to obtain prior approval of the Federal Reserve to complete such purchase unless facts and circumstances support a rebuttal of such presumption. You may not revoke or change your subscription after you have submitted your acknowledgement of subscription (which must be accompanied by payment). Capitol may choose to reject your subscription entirely or accept it for only a portion of the shares for which you subscribe.

To whom should I send my forms and payment?

If your shares of Capitol are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your subscription documents, rights certificate, and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment by hand delivery, first class mail or courier service to:____________________, the subscription agent for the rights offering, as follows:

By Hand or Overnight Courier
(Until 5:00 p.m. Eastern Time on
By First Class Mail:	the expiration date of the rights offering):

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to Capitol’s Corporate President, Cristin K. Reid at: Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, or by telephone at 517-487-6555.

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. Capitol urges you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Who should I contact if I have other questions?

If you have other questions or need assistance, please contact Capitol’s Corporate President, Cristin K. Reid at: Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, or by telephone at 517-487-6555.

RISK FACTORS

Before you exercise your subscription rights to purchase additional shares of Capitol’s common stock, you should be aware that your investment in Capitol’s securities involves a high degree of risk. You should carefully consider the risks described below and the risks that Capitol has highlighted in other sections of this prospectus, together with the other information included or incorporated by reference in this prospectus, including the risks described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Capitol’s Annual Report on Form 10-K for the period ended December 31, 2009, as updated periodically in Capitol’s filings with the SEC, before making an investment decision. The risks described below are not the only risks that Capitol faces. The risks and uncertainties not presently known to Capitol or that Capitol currently deems immaterial also may impair Capitol’s business operations. If any of the following risks actually occur, Capitol’s business, results of operations and financial condition could suffer. In that event, the trading price of Capitol’s common stock could decline and you may lose all or part of your investment in Capitol’s common stock. The risks discussed below include forward-looking statements and Capitol’s actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to the Rights Offering

The rights offering does not require a minimum amount of proceeds for Capitol to complete the rights offering, which means that if you exercise your rights, you may acquire additional shares of common stock in Capitol when it does not have enough capital to execute its business strategy.

There is no minimum amount of proceeds required to complete the rights offering and your exercise of your subscription rights is irrevocable. Capitol reserves the right to begin using the proceeds from this offering as soon as the funds have been received, but only after the subscription has been accepted by Capitol. Capitol’s management will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of Capitol’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that Capitol will receive sufficient funds to execute Capitol’s business strategy and accomplish Capitol’s objectives. See “Use of Proceeds.”

The market price of Capitol’s common stock is volatile and may decline before or after the subscription rights are exercised or expire.

The market price of Capitol’s common stock is subject to wide fluctuations in response to numerous factors, some of which are beyond Capitol’s control. These factors include, among other things, actual or anticipated variations in Capitol’s costs of doing business, operating results and cash flow, the nature and content of announcement of its operating results or other matters and Capitol’s competitors’ operating results, changes in perspective by securities analysts, business conditions in Capitol’s and its banking subsidiaries’ markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in the banking industry, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as downturns in Capitol’s economy and recessions.

Once you exercise your subscription rights, you may not revoke them. Capitol cannot assure you that the market price of Capitol’s common stock will not decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the public trading market price of Capitol’s common stock decreases below the subscription price, you will have committed to buying shares of Capitol’s common stock at a price above the prevailing market price and could have an immediate unrealized loss. Capitol’s common stock is traded on the NYSE under the ticker symbol “CBC,” and the last reported sales price of Capitol’s common stock on the NYSE on [    •    ], 2011 was $[    •    ] per share. Moreover, Capitol cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of Capitol’s common stock that you purchase in the rights offering.

If you do not fully exercise your subscription rights, your ownership interest in Capitol will be diluted.

Assuming Capitol sells the full rights offering amount, the rights offering will result in Capitol’s issuance of approximately ___0,000,000 shares of Capitol’s common stock. If you choose not to fully exercise your subscription rights prior to the expiration of the rights offering, your relative ownership interest in Capitol’s common stock will be diluted.

In addition, Capitol has other elements of its capital strategy which, if completed, could materially dilute your ownership interest in Capitol even if you exercise your subscription rights.

The subscription rights are not transferable and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are nontransferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of Capitol’s common stock to realize any value that may be embedded in the subscription rights.

The subscription price determined for the rights offering is not an indication of the fair value of Capitol’s common stock.

In determining the subscription price, Capitol’s board of directors considered a number of factors, including: the recommendation of a pricing committee of the board of directors, the price at which Capitol’s shareholders might be willing to participate in the rights offering, historical and current trading prices for Capitol’s common stock, the need for liquidity and capital and the desire to provide an opportunity to Capitol’s shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, Capitol’s board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings by other public companies. The subscription price represents the average of the closing sales prices of Capitol’s common stock for the 10 trading days ended on [    •    ], 2011, less a [    •    ]% discount. The per share subscription price is not necessarily related to Capitol’s book value per share, net worth or any other established criteria of fair value and may or may not be considered the fair value of Capitol’s common stock to be offered in the rights offering. After the date of this prospectus, Capitol’s common stock may trade at prices above or below the subscription price.

Because Capitol will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how it uses the proceeds, and it may not invest the proceeds successfully.

While Capitol currently anticipates that it will use the net proceeds of the rights offering to improve its capital position, to support Capitol and its banking subsidiaries and for general corporate purposes, Capitol may allocate the proceeds among these purposes as it deems appropriate. In addition, market factors may require Capitol to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of Capitol’s management with regard to the use of the proceeds from the rights offering and you will not have the opportunity, as part of your investment decision, to influence whether the proceeds are being used appropriately. It is possible that the proceeds may be invested in a way that does not yield a favorable, or any, return for Capitol.

Capitol may cancel the rights offering at any time prior to the expiration of the rights offering, and neither Capitol nor the subscription agent will have any obligation to you except to return your subscription payments.

Capitol may, in its sole discretion, decide not to continue with the rights offering or cancel the rights offering prior to the expiration of the rights offering. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Shareholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering at 5:00 p.m., Eastern Time, on [    •    ], 2011. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. Capitol is not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither Capitol nor the subscription agent will undertake to contact you concerning an incomplete or incorrect subscription form or payment, nor is Capitol under any obligation to correct such forms or payment. Capitol has the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

Risks Related to Capitol’s Common Stock

Capitol’s ability to pay dividends is currently prohibited and Capitol may be unable to pay any future dividends without the prior written consent of the Federal Reserve Bank of Chicago.

Substantially all of Capitol’s activities are conducted through Capitol’s banking subsidiaries, and, consequently, as the parent company of its consolidated banking subsidiaries, Capitol receives substantially all of Capitol’s revenue as fees from Capitol’s banking subsidiaries for services which Capitol performs for those banking subsidiaries. Further, Capitol’s ability to pay dividends is limited by regulatory restrictions and the need to maintain sufficient consolidated capital. Additionally, the ability of Capitol’s banking subsidiaries to pay dividends to Capitol is limited by its obligations to maintain sufficient capital and by other general restrictions on its dividends that are applicable to banking institutions that are regulated by the FDIC and other regulatory agencies having authority over those financial institutions. As further described below, Capitol is currently unable to pay dividends on Capitol’s common stock without prior regulatory approval.

Capitol may issue additional shares of its common stock in the future, which would dilute your ownership if you did not, or were not permitted to, invest in the additional issuances.

Capitol’s amended articles of incorporation authorize Capitol’s board of directors, without shareholder approval, to, among other things, issue additional common stock in connection with future equity offerings, convertible or debt offerings and acquisitions of securities or assets of other companies. Given current market conditions and overall economy, Capitol may issue additional equity and/or convertible debt securities to raise additional capital to support Capitol. The issuance of any additional shares of common stock or securities convertible into common stock could be substantially dilutive to shareholders of Capitol’s common stock, even if they do not have an opportunity to invest in such future offerings by Capitol. Moreover, to the extent that Capitol issues restricted stock units, stock appreciation rights, stock options or warrants to purchase Capitol’s common stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, Capitol’s shareholders may experience further dilution. Holders of Capitol’s shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, Capitol’s shareholders may not be permitted to invest in future issuances of Capitol’s common stock and, as a result, will be diluted.

Capitol has proposed an amendment to its articles of incorporation to increase its authorized shares of common stock from 50,000,000 to 1,500,000,000.  Such proposed amendment will be voted upon by holders of Capitol’s common stock at a special meeting which is scheduled to be held January 31, 2011.  The proposed amendment is being sought to increase Capitol’s ability to issue additional common stock in conjunction with certain pending proposed transactions and other future capital-raising transactions.

Capitol’s common stock is equity and therefore is subordinate to Capitol’s indebtedness and preferred stock.

Shares of Capitol’s common stock are equity interests in Capitol and do not constitute indebtedness. As such, shares of Capitol’s common stock will rank junior to all indebtedness and other non-equity claims on Capitol with respect to assets available to satisfy claims on Capitol, including a liquidation of Capitol. Additionally, holders of Capitol’s common stock are subject to the prior dividend and liquidation rights of any holders of Capitol’s preferred stock then outstanding.

Capitol may issue debt and equity securities or securities convertible into equity securities, which are senior to Capitol’s common stock as to distributions and in liquidation, which could negatively affect the value of Capitol’s common stock.

In the future, Capitol may attempt to increase Capitol’s capital resources by entering into debt or debt-like obligations that may be unsecured or secured by all or up to all of Capitol’s assets, or by issuing debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, common stock or securities convertible into common stock. Upon an occurrence of Capitol’s liquidation, which is not currently expected, Capitol’s lenders and holders of Capitol’s debt obligations would receive a distribution of Capitol’s available assets ahead of any distributions to the holders of Capitol’s common stock. Because Capitol’s decision to incur debt and issue securities in any future offerings will depend on market conditions and other factors beyond Capitol’s control, Capitol cannot predict or estimate the amount, timing or nature of any of its future offerings and/or debt transactions which may be senior to its common stock. Further, market conditions could require Capitol to accept less favorable terms for the issuance of Capitol’s securities in the future.

The market price of Capitol’s common stock has been and is volatile.

Stock price volatility may make it more difficult for you to resell your shares of Capitol’s common stock when you want and at a market value you may find attractive.  Capitol’s common stock price fluctuates significantly as a result of to a variety of factors, but not limited to, including:

•	Actual or anticipated variations in Capitol’s results of operations;

•	Recommendations by securities analysts, if any;

•	Operating and stock price performance of other companies that investors deem comparable to Capitol’s common stock interests;

•	News reports relating to trends, concerns and other issues in the financial services industry;

•	Perceptions in the marketplace regarding Capitol, its banking subsidiaries and/or its competitors;

•	New technology used or services offered by competitors;

•	Significant acquisitions or business combinations, strategic partnerships, joint venture or capital commitments by or involving Capitol or its competitors;

•	Changes in government regulations; or

•	Geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause Capitol’s stock price to decrease regardless of operating results.

Stock markets, in general, and Capitol’s common stock, in particular, have experienced significant volatility over the past couple of years (or more), and continue to experience significant price and volume volatility.  As a result, the market price of Capitol’s common stock may continue to be subject to similar market fluctuations that may be unrelated to its operating performance or prospects. Increased volatility could result in a decline in the market price of Capitol’s common stock.

Capitol urges you to obtain current market quotations for its common stock when you consider this rights offering.

An investment in Capitol’s common stock is not an insured deposit and is subordinate to any outstanding preferred securities of Capitol.

An investment in Capitol’s common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, its deposit insurance fund or by any other public or private entity. Investment in Capitol’s common stock is inherently risky for the reasons described in this “Risk Factors” section, or elsewhere in this prospectus or the documents incorporated by reference herein, and is subject to the same market forces that affect the price of common stock in any public company.  As a result, if you acquire additional shares of Capitol’s common stock, you could lose some or all of your total investment in Capitol.

In addition, Capitol’s common stock is subordinate to the claims of Capitol’s creditors, trust-preferred securities and its preferred stock currently outstanding and any which may be issued by Capitol in the future.

All of Capitol’s debt obligations and its obligations under its other debentures and preferred securities and/or of certain related subsidiaries which Capitol has guaranteed will continue to have priority over Capitol’s common stock with respect to payment in the event of liquidation, dissolution or winding-up of Capitol and with respect to the payment of dividends subject to regulatory requirements for any such distributions.

Capitol has issued debentures to certain of its subsidiaries which are Delaware business trusts which, in turn, issued publicly-placed preferred securities to purchase those debentures in conjunction with offerings of trust-preferred securities.  Capitol also has additional trust-preferred securities which were privately placed.  Capitol has guaranteed the preferred securities.  The documents governing those securities, including the indenture under which the debentures were issued, restrict Capitol’s ability and/or right to pay a dividend on its common stock under certain circumstances and give the holders of the preferred-securities preference on liquidation over the holders of Capitol’s common stock.  In April 2009, Capitol announced that it had elected to defer interest payments on Capitol’s subordinated debentures.  Pursuant to the terms of a written agreement with the Federal Reserve Bank of Chicago, Capitol is currently prohibited from making any cash payments, including interest, on the debentures and preferred securities without prior regulatory approval.  The total estimated annual interest that would be payable on the trust-preferred securities and the underlying debt obligations, if not deferred, approximates $13.6 million.  While Capitol defers that payment of interest, it will continue to accrue the future interest obligation at the applicable interest rate.  Capitol is prohibited from declaring or paying cash dividends on its common stock during such deferral and is restricted from redeeming or purchasing any shares of its common stock except under very limited circumstances.  Capitol’s obligation under all outstanding debentures, preferred securities and the guarantee approximates $170.8 million at an average interest rate currently approximating 6.16% per annum, payable quarterly.

In any liquidation, dissolution or winding-up of Capitol, its common stock would rank after any and all debt and creditor claims against Capitol, and claims with respect to the trust-preferred related debentures and the guarantee of any preferred securities of certain related banking subsidiaries, and/or other senior equity securities of Capitol, if any.  As a result, holders of Capitol’s common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding-up of Capitol until all of its obligations to its debt holders have been satisfied and holders of senior equity securities have received any payment or distribution due to them.

Risks related to Capitol

Capitol’s Ability to Continue as a Going Concern is Uncertain.

Capitol has recently incurred significant operating losses, experienced a significant deterioration in asset quality and, as a result, Capitol and most of its banking subsidiaries have become subject to increased regulatory oversight and compliance requirements. Those factors, among others, raise doubt as to Capitol’s ability to continue as a going concern. If Capitol becomes unable to continue to operate as a going concern, it is likely that its common shareholders could lose all or substantially all of their investment in Capitol.

Capitol is actively considering a broad range of capital strategies, including this rights offering and other potential capital initiatives, in order to improve its prospects to continue as a going concern. There can be no assurance that the exploration of those capital strategies will result in any transaction, or that any such transaction will allow any of Capitol’s shareholders to avert a loss of all or substantially all of their investment in Capitol. The pursuit of strategic alternatives may also involve significant expenses and management’s time and attention.

Capitol may not be able to raise additional capital without its existing shareholders suffering substantial dilution.

Capitol believes that it will likely need to raise additional capital in order to achieve sufficient regulatory capital levels. Capitol’s ability to raise additional capital will depend on conditions in its private and public capital markets, as well as economic conditions and a number of other factors, most of which are outside Capitol’s control and on Capitol’s financial performance.  Accordingly, there can be no assurance that Capitol or its affiliates can raise additional capital or do so on acceptable terms.  If Capitol cannot raise additional capital when and/or as needed, it may have a material adverse effect on its financial condition, results of operations and prospects.

The recent dramatic decline in the market price of Capitol’s common stock means that any future issuance of previously-unissued common stock could significantly dilute the ownership of Capitol’s existing holders of its common stock, because Capitol would have to issue many more shares than if it had raised the same amount of capital when its share price was higher.  Absent a substantial improvement in Capitol’s financial performance and stock price, it is unlikely that Capitol would be able to raise additional capital without further diluting the ownership of its existing holders of its common outstanding stock.

Capitol’s common stock is subordinate to Capitol’s existing and future indebtedness and Capitol’s outstanding Series A preferred stock, and effectively subordinated to all the indebtedness and other claims against Capitol’s banking subsidiaries.

Shares of Capitol’s common stock will rank junior to all of Capitol’s existing and future indebtedness and to other non-equity claims with respect to assets available to satisfy its claims.  Further, holders of Capitol’s common stock are subject to prior dividend and liquidation rights of the holders of its Series A outstanding shares of its preferred stock.  The Series A preferred stock of Capitol has an aggregate liquidation preference of $9.5 million.  The terms of Capitol’s Series A preferred stock prohibit Capitol from paying dividends with respect to Capitol’s common stock unless all accrued and unpaid dividends for any completed dividend periods with respect to the Series A Preferred Stock have been paid, subject to declaration to such dividends by Capitol’s board of directors, if any.

In addition, Capitol’s right to participate in any distribution of assets of any of Capitol’s affiliate banks upon any such bank’s liquidation or otherwise, and the ability of holders of Capitol’s common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of such bank, as well as any prior claims of holders of Capitol’s preferred securities.  As a result, holders of Capitol’s common stock are structurally subordinated to all existing and future liabilities and obligations of each of Capitol’s affiliate banks, as well as any prior claims of holders of Capitol’s preferred securities.

If Capitol’s banks continue to suffer significant loan losses, it may be difficult to continue in operation.

Capitol has incurred net losses of $129.6 million during the nine months ended September 30, 2010 and $195.2 million during the year ended December 31, 2009.  Future significant losses may make it difficult for Capitol and its banking subsidiaries to continue in operation.

Capitol’s losses have largely resulted from provisions for loan losses and impairment losses related to other real estate owned.  Since January 1, 2008, Capitol has recorded total provisions for loan losses of $400.1 million  While such losses exclude charges to establish a valuation allowance against the realization of Capitol’s deferred tax assets of $169.3 million, which are not deemed more-likely-than-not realizable, these latter charges would not have been required had Capitol not incurred the losses on loans.

However, substantial risks remain in Capitol’s and its banking subsidiaries’ loan portfolios. As of September 30, 2010, approximately 98.2% of Capitol’s bank loan portfolio consisted of loans secured by real estate and commercial loans secured by business assets other than real estate.  Those consolidated subsidiaries’ types of loans are typically larger than other loans which made up the remaining portion of Capitol’s and its banking subsidiaries’ portfolio loans.  Further, deterioration of any or a few of those loans may lead to a significant increase in nonperforming loans and potential loan losses.  Any additional increases in nonperforming loans could result in a decrease in interest income from those loans, an increase in the provision for loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on Capitol’s financial condition and results of operations.

Capitol may not successfully accomplish its efforts to return to profitability.

Capitol is executing a plan to return to profitability by restructuring its operations and balance sheet.  In addition, Capitol has sold several banking subsidiaries and related bank locations and has definitive agreements for additional sales of such banking subsidiaries and/or locations to help Capitol achieve its priorities.  However, it is unlikely that these transactions may result in a return to profitability or permit Capitol to reach its regulatory capital targets.

Capitol is deferring payments on all of its outstanding trust-preferred securities and the accrued but unpaid amounts are being accumulated as a liability on Capitol’s consolidated balance sheet, and that liability is expected to increase as Capitol has no current plans to resume any such interest payments at any time in the near future and is currently prohibited from doing so without prior regulatory approval.

Capitol has exercised its right to defer interest payments on the subordinated debentures relating to Capitol’s trust-preferred securities. As a result, quarterly interest payments on the related trust-preferred securities are being deferred. Capitol may defer such interest payments for a total of 20 consecutive calendar quarters without causing an event of default under the documents governing these securities. After such period, Capitol must pay any previously deferred interest payments and resume quarterly interest payments thereon or Capitol will be deemed to be in default under the related trust-preferred indentures and the pertinent documents.  Such payments have been deferred for 6 quarters, as of September 30, 2010.

Capitol does not have current plans to resume interest payments on the subordinated debentures in the near future and is currently prohibited from any such payments without prior regulatory approval.  Before Capitol may resume these payments, however, Capitol would have to pay the accrued amounts in full, if approved, prior to commencing any future payments of interest on those securities. As of September 30, 2010, those accrued but unpaid amounts approximated $21.7 million.

Capitol needs to raise additional capital that may not be available to it.

Regulatory authorities require Capitol and its banking subsidiaries to maintain adequate levels of capital to support its operations. As reported by Capitol, many of Capitol’s banking subsidiaries are significantly-undercapitalized or otherwise classified as less than adequately-capitalized as of September 30, 2010 and have an immediate need to raise capital. In addition, even if Capitol succeeds in raising capital, it may need to raise additional capital in the future due to additional losses from operations or regulatory requirements. The ability to raise additional capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside Capitol’s control, and on Capitol’s financial performance. Accordingly, any such additional capital may not be raised, if and when needed, on terms acceptable to Capitol, or at all. If Capitol cannot raise additional capital when needed, Capitol’s ability to increase its capital ratios could be materially impaired and Capitol could face additional adverse regulatory challenges. In addition, if Capitol issues additional equity capital, it may be at a lower price and Capitol’s existing shareholders’ interest may be diluted.

Compliance with the recently enacted Dodd-Frank Act may adversely impact Capitol’s operating results.

In July 2010, Congress enacted regulatory reform legislation known as the Dodd–Frank Act. Many aspects of the Dodd–Frank Act are subject to further rulemaking and will take effect over several future years, making it difficult to anticipate the overall financial impact to Capitol, its banking subsidiaries or the banking industry. This new law broadly affects the financial services industry by implementing changes to the financial regulatory landscape aimed at strengthening the sound operation of the financial services sector, including provisions that, among other things, will:

•	Create a new agency, the Consumer Financial Protection Bureau, responsible for implementing, examining and enforcing compliance with federal consumer financial laws;

•
Apply the same leverage and risk–based capital requirements that apply to insured depository institutions to most bank holding companies, which, among other things, will require Capitol to deduct all trust-preferred securities issued on or after May 19, 2010 from Tier 1 capital. Existing trust-preferred securities issued prior to May 19, 2010 for all bank holding companies with less than $15 billion in total consolidated assets as of December 31, 2009 are exempt from this requirement and as a result, Capitol is exempt from this provision subject to certain other limitations;

•
Require bank holding companies to be well–capitalized and well–managed in order to engage in expanded financial activities permissible for financial holding companies and to acquire banks located outside their home state;

•
Broaden the base for FDIC insurance assessments from the amount of insured deposits to average total consolidated assets less average tangible equity during the assessment period, which generally is expected to result in an increase in the level of assessments;

•
Permanently increase FDIC deposit insurance to $250,000 and provide unlimited FDIC deposit insurance beginning December 31, 2010 until January 1, 2013 for noninterest bearing demand transaction accounts at all insured depository institutions;

•
Permit national banks and insured state banks to engage in de novo interstate branching if the laws of the state where the new branch is to be established would permit the establishment of the branch if the national bank or insured state bank were chartered by such state;

•	Implement corporate governance revisions, including with regard to executive compensation and proxy access by shareholders, that apply to all public companies, not just financial institutions; and

•	Repeal the federal prohibitions on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts.

Capitol’s management is reviewing the provisions of the Dodd–Frank Act and assessing its probable impact on the business, financial condition and results of operations of Capitol and its banking subsidiaries.  Provisions in the legislation that affect deposit insurance assessments and payment of interest on demand deposits could increase the costs associated with deposits as well as place limitations on certain revenues those deposits may generate. Provisions in the legislation that revoke the Tier 1 capital treatment of newly issued trust preferred securities could require Capitol to seek other sources of capital in the future.

Capitol’s banking business has been adversely affected by conditions in the financial markets and economic conditions generally.

Since December 2007, the United States has been in a deep recession.  Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are experiencing serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.

Since mid-2007, the financial services industry and securities markets generally have been materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity.  This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equity securities.  Global markets have been characterized by substantially increased volatility, short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.

Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties.  Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit-default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions.  Some banks and other lenders, including Capitol, have suffered significant losses and many institutions have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral.  The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide.  The U.S. government, the Federal Reserve Board and other regulatory agencies have taken numerous steps to increase liquidity and to restore investor confidence, including investing billions in the equity of other banking organizations, but asset values have continued to decline and access to liquidity continues to be very limited.

In response to the financial crises affecting the banking system and financial markets, and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008 (“EESA”) became law in October 2008.  Among other things, EESA authorizes the Treasury to spend up to $700 billion to inject capital into financial institutions by purchasing non-voting preferred shares directly from such institutions and to purchase mortgage-backed and other non-performing assets from financial institutions for the purpose of stabilizing the financial markets.

Capitol’s financial performance generally, and in particular the ability of its banks’ borrowers to pay interest on and repay the principal of outstanding loans and the value of collateral securing those loans, is highly dependent on the business environment in the markets where it and its banking subsidiaries operate and in the United States as a whole.  The current severe recession is characterized by declines in economic growth, business activity or investor and/or business confidence; limitations on the availability or increases in the cost of credit and capital; falling commercial and residential real estate values; inactive or nonexistent markets for the sale of real estate; or a combination of these or other factors.

It is expected that the business environment in the United States will continue to be weak and may deteriorate further for the foreseeable future.  There can be no assurance that these conditions will improve in the near term.  Such conditions have and could continue to adversely affect the credit quality of Capitol’s loans, results of operations and financial condition.

Capitol’s ability to achieve and maintain required capital levels and adequate sources of funding and liquidity may be adversely affected by market conditions.

Capitol is required to maintain certain capital levels in accordance with banking regulations with which it is less than adequately capitalized. Many of Capitol’s banking subsidiaries are also less than adequately-capitalized.  Capitol and its banking subsidiaries must also maintain adequate funding sources in the normal course of business to support their lending and investment operations and repay outstanding liabilities as they become due. Capitol’s ability to maintain capital levels, as well as sources of funding and liquidity could be impacted by future adverse operating results and deteriorating economic and market conditions.

Failure by Capitol or its banking subsidiaries to meet any applicable guideline or capital requirement otherwise imposed upon them or to satisfy certain other regulatory requirements could subject them to certain activity restrictions or to a variety of enforcement remedies available to the regulatory authorities that include prohibitions on their ability to pay future dividends, the issuance by regulatory authorities of a capital directive to increase capital and the termination of deposit insurance by the FDIC.

Future compliance with capital requirements may limit Capitol’s operations that require intensive use of capital.

Capitol and some of its banking subsidiaries are less than adequately-capitalized and regulatory agencies may require Capitol and/or its individual banking subsidiaries to maintain a higher level of capital than Capitol currently anticipates, which could adversely affect Capitol’s liquidity at the parent company level and require it to raise additional capital.

While Capitol must meet certain regulatory requirements on a consolidated basis, regulatory agencies having authority over each of Capitol’s banking subsidiaries may require that those subsidiaries maintain a higher level of capital than Capitol currently anticipates, which would require that Capitol maintain a consolidated capital position that is well beyond what Capitol presently anticipates and could be in excess of the levels of capital used in the assumptions underlying Capitol’s management and estimation of its capital needs.  Several of Capitol’s banking subsidiaries are required to maintain regulatory capital levels in excess of minimum requirements.  Further, as a holding company with obligations and expenses separate from Capitol’s banking subsidiaries, and because many of Capitol’s banking subsidiaries are currently prohibited from making dividend payments to Capitol, Capitol must maintain a level of liquidity that is sufficient to address those obligations and expenses.  The maintenance of adequate liquidity at Capitol may limit its ability to make further capital investments in banking subsidiaries, which could adversely impact Capitol and require it to raise additional capital.  Even if Capitol is successful in implementing its current divestiture and charter consolidation initiatives, there can be no assurance that Capitol and its banking subsidiaries would not be required by the regulatory agencies to have a higher level of capital than Capitol may anticipate.

At September 30, 2010, Capitol and certain banking subsidiaries were classified as less than adequately-capitalized based on their respective regulatory capital ratios.  Banks less than adequately-capitalized may become subject to increased regulatory enforcement pursuant to the prompt-corrective-action or other provisions of the FDIC and other bank regulatory agencies.  Capitol intends to augment the capital levels of those institutions through allocation of proceeds from the further divestiture of some of its banking subsidiaries although there is no assurance that amounts contributed to banking subsidiaries and capital will be sufficient to achieve regulatory compliance.  Pending divestitures are discussed later in this narrative.

Issuance of additional shares of Capitol’s common stock, issuance of other equity securities and other capital management or business strategies that it may pursue could depress the market price of Capitol’s common stock and result in the dilution of its existing shareholders’ ownership of Capitol.

Capitol will continue to identify, consider and pursue additional capital management strategies in the future to improve its capital position.  Future issuances of Capitol’s equity securities, including common stock, in any transaction that Capitol may pursue may dilute the interests of Capitol’s existing shareholders and cause the market price of Capitol’s common stock to decline.  Capitol may issue equity securities (including convertible securities, preferred securities, and stock options and warrants on Capitol’s common or preferred stock) in the future for a number of reasons, including to finance Capitol’s operations and business strategy, to adjust Capitol’s ratios of debt to equity, to address regulatory capital concerns, to restructure currently outstanding debt or equity securities or to satisfy Capitol’s obligations upon the exercise of outstanding stock options or warrants.  Capitol may issue equity securities in transactions that generate cash proceeds, transactions that help improve regulatory capital but do not immediately generate or preserve substantial amounts of cash and transactions that generate regulatory or equity-capital only and do not generate or preserve cash.  Capitol cannot predict the effect that these transactions would have on the market price of its common stock. In addition, if Capitol issues additional equity securities, including stock options, warrants, preferred stock or convertible securities, such newly-issued securities could cause significant dilution to the holders of Capitol’s common stock.

Issuances or sales of common stock or other equity securities could result in an “ownership change” as defined for U.S. federal income tax purposes. In the event an “ownership change” were to occur, Capitol’s ability to fully utilize a significant portion of its U.S. federal and state tax net operating losses could be impaired and it could lose certain built-in losses that have not been recognized for tax purposes as a result of the operation of Section 382 of the Code.

Capitol’s ability to use certain realized net operating losses and unrealized built-in losses to offset future taxable income may be significantly limited if it experiences an “ownership change” as defined by Section 382 of the Code.  An ownership change under Section 382 generally occurs when a change in the aggregate percentage ownership of the stock of the corporation held by “five percent shareholders” increases by more than fifty percentage points over a rolling three-year period ending on the transaction date.  A corporation experiencing an ownership change generally is subject to an annual limitation on its utilization of pre-change losses and certain recognized built-in losses equal to the value of the stock of the corporation immediately before the “ownership change,” multiplied by the long-term tax-exempt rate (subject to certain adjustments).  The annual limitation is increased each year to the extent that there is an unused limitation in a prior year.  Since U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation also effectively provides a cap on the cumulative amount of pre-ownership-change losses and certain post-change recognized built-in losses that may be utilized.  Pre-ownership-change losses and certain recognized built in losses in excess of the cap are effectively unable to be used to reduce future taxable income.  In some circumstances, issuances or sales of common stock (including any common stock issuances or debt-for-equity exchanges and certain transactions involving common stock that are outside of Capitol’s control) could result in an “ownership change” under Section 382.

While Capitol may, under certain circumstances, be able to utilize certain tax strategies (including a “tax preservation” rights plan) to protect against an “ownership change”, if an “ownership change,” under Section 382 were to occur, the value of Capitol’s net operating losses and a portion of the net unrealized built-in losses will be impaired.  Because a valuation allowance currently exists for substantially the full amount of Capitol’s deferred tax assets, no additional charge to earnings would result.  However, an “ownership change”, as defined above, could adversely impact Capitol’s ability to recognize Tier 1 capital from the potential future release of Capitol’s valuation allowance.  Currently, there are no material amounts of deferred tax assets includable in Capitol’s regulatory capital measurements.

Problems encountered by financial institutions larger than or similar to Capitol could adversely affect financial markets generally and have indirect adverse effects on Capitol.

The commercial soundness of many financial institutions may be closely interrelated as a result of credit, trading, clearing or other relationships between the institutions. As a result, concerns about, or a default or threatened default by, one institution could lead to significant market-wide liquidity and credit problems, losses or defaults by other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which Capitol interacts on a daily basis, and therefore could adversely affect Capitol.

Capitol’s banking subsidiaries’ size may make it difficult to compete with larger institutions because Capitol is not able to compete with large banks in the offering of significantly larger loans.

Legal lending limits of banks constrain the size of loans that those banks can make.  Many of Capitol’s banks’ competitors have significantly larger capitalization and, hence, an ability to make significantly larger loans. The inability to offer larger loans limits the revenues that can be earned from interest amounts charged on larger loan balances.

Capitol’s and its banking subsidiaries’ allowances for loan losses may prove inadequate to absorb actual loan losses, which may adversely impact results of operations.

Capitol believes that its consolidated allowance for loan losses is maintained at a level adequate to absorb inherent losses in the loan portfolio at the balance-sheet date.  Management’s determination of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, the volume, amount and composition of the portfolio and other factors.  These estimates are subjective and their accuracy depends on the outcome of future events.  Actual future losses may differ from current estimates. Depending on changes in economic, operating and other conditions, including changes in fair value of collateral that are generally beyond Capitol’s control, actual loan losses could increase significantly.  As a result, such losses could exceed current allowance estimates.  No assurance can be provided that the allowance will be sufficient to cover actual future loan losses should such losses be realized.

Loan loss experience, which is helpful in estimating the requirements for the allowance for loan losses at any given balance sheet date, has been minimal at some of Capitol’s younger banks.  Conversely, some of Capitol’s mature banks, particularly those located in Michigan, Arizona and Nevada, have recently experienced significantly elevated levels of loan losses due to adverse economic conditions.  Because many of Capitol’s banks are young, they do not have seasoned loan portfolios and it is likely that the ratio of the allowance for loan losses to total loans may need to be further increased in future periods as the loan portfolios become more mature and loss experience evolves.  If it becomes necessary to increase the ratio of the allowance for loan losses to total loans, such increases would be accomplished through higher provisions for loan losses, which will adversely impact results of operations and would result in larger net losses on a consolidated basis.

The economy of the United States is in a severe recession and Capitol’s levels of nonperforming loans and related loan losses and levels of foreclosed assets and other real estate owned (“OREO”) have increased significantly.  It is anticipated that levels of nonperforming loans and related loan losses will continue to increase as economic conditions, locally and nationally, continue to deteriorate for the foreseeable future.  Capitol’s level of OREO has increased dramatically causing a corresponding increase in carrying costs and other operating expenses.  Continued elevation of OREO could have a negative material impact on Capitol.

In addition, regulatory agencies, as an integral part of their supervisory functions, periodically review the adequacy of the allowance for loan losses.  Regulatory agencies may require Capitol or its banking subsidiaries to increase their provision for loan losses or to recognize further loan charge-offs based upon judgments different from those of management.  Any increase in the allowance required by regulatory agencies could have a negative impact on Capitol’s operating results, capital adequacy and financial position.

Capitol’s commercial loan concentrations in small businesses and loans collateralized by commercial real estate increase the risk of defaults by borrowers and substantial credit losses could result, causing shareholders to lose their investment.

Capitol’s banking subsidiaries make various types of loans, including commercial, consumer, residential mortgage and construction loans. Capitol’s strategy emphasizes lending to small businesses and other commercial enterprises. Capitol and its banking subsidiaries typically rely upon commercial real estate as a source of collateral for many of their loans.  Recently, regulatory agencies have expressed concern with banks with large concentrations in commercial real estate due to the recent downturn in the real estate markets in certain areas of the country, leading to increased risk of credit loss, incurred losses and extended sale periods.  Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans.  Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business.  In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower’s ability to repay a loan.  Recently, due to borrower performance difficulties and adverse real estate market conditions, levels of nonperforming loans, foreclosures and loan losses increased significantly at Capitol, resulting from the current severe recessionary environment. Substantial further credit losses could result, causing shareholders to lose their entire investment in Capitol’s securities.

Actions by the Open Market Committee of the Federal Reserve Board (“FRBOMC”) may adversely affect Capitol’s net interest income.

Changes in Market Interest Rates.    Capitol’s results of operations are significantly dependent on net interest income.  Net interest income is the difference between interest income on interest-earning assets, such as loans, and interest expense on interest-bearing liabilities, such as deposits.  Therefore, any change in general market interest rates, whether as a result of changes in monetary policies of the Federal Reserve Board or otherwise, can have a significant effect on net interest income.  Capitol’s assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristic of assets and liabilities.  As a result, changes in interest rates can affect net interest income in either a positive or negative way.

In 2008, the FRBOMC decreased interest rates to near zero and such interest rates have continued throughout 2009 and 2010.  Future stability of interest rates and FRBOMC policy, which impact such rates, are uncertain.

Changes in the Yield Curve.    Changes in the difference between short- and long-term interest rates, commonly known as the yield curve, may also harm Capitol’s business. For example, short-term deposits may be used to fund longer-term loans.  When differences between short- and long-term interest rates shrink or disappear, the spread between rates paid on deposits and received on loans could narrow significantly, decreasing net interest income.

Capitol has relied on dividends from its wholly-owned banking subsidiaries in the past and future receipt of dividends is severely restricted.

Capitol is a separate and distinct legal entity from its wholly-owned banking subsidiaries.  In the past it has received dividends from its wholly-owned banking subsidiaries to help pay interest and principal on its debt obligations.  Due to adverse operating results and constrained capital levels, most of Capitol’s banking subsidiaries are currently precluded from paying any dividends to Capitol.  Capitol does not own, directly or indirectly, all of the equity of all of its banking subsidiaries.  Capitol currently does not rely on dividends from such banking subsidiaries.  To the extent any of those banking subsidiaries would pay dividends or make distributions, the other holders of equity interests of those banking subsidiaries, if any, will participate pro rata with Capitol.  Various federal and state laws and regulations and various formal agreements with regulatory agencies currently prohibit or otherwise limit the amount of dividends that the banks and certain nonbank subsidiaries may pay to Capitol.  A long-term prohibition or inability of Capitol’s banking subsidiaries to pay dividends to Capitol may have a material adverse effect on Capitol including the inability of Capitol to service its debt or pay its obligations.

Capitol has trust-preferred securities outstanding which may prohibit future cash dividends on Capitol’s common and preferred stock or otherwise adversely affect regulatory capital compliance.

Capitol also has several series of trust-preferred securities outstanding, with a liquidation amount outstanding totaling about $170.8 million, as of September 30, 2010, which are partially treated as various elements of capital for regulatory compliance purposes.  Although these securities are viewed as capital for regulatory purposes, they are debt securities which have numerous covenants and other provisions which, in the event of noncompliance, could have a material adverse effect on Capitol.  For example, these securities permit Capitol to defer the periodic payment of interest for various periods; however, if such payments are deferred (as they are currently), Capitol is prohibited from paying cash dividends on its preferred or common stock during deferral periods and until accumulated deferred interest is paid.  Future payment of interest is dependent upon Capitol’s banking subsidiaries’ earnings and dividends, which may be inadequate to service the obligations.

In April 2009, Capitol announced that it had elected to defer interest payments on Capitol’s subordinated debentures.  Such debentures are owned by Capitol Trust I through XII (the “Capitol Trusts”) and were funded by the Capitol Trusts’ issuance of trust-preferred securities.  Pursuant to the terms of a written agreement with the Federal Reserve Bank of Chicago, Capitol is currently prohibited from making any cash payments on the debentures and preferred securities without prior regulatory approval.  The total estimated annual interest that would be payable on the debentures and the underlying debt securities, if not deferred, is approximately $13.6 million (as calculated prior to this rights offering).

The terms of such debentures and trust indentures allow for Capitol to defer payment of interest on the debt securities at any time or from time to time for up to 20 consecutive quarters provided no event of default (as defined in the indentures) has occurred and is continuing.  Capitol is not in default with respect to such indentures, and the deferral of interest does not constitute an event of default under such indentures.  While Capitol defers the payment of interest, it accrues the future interest obligation at the applicable interest rate.  Upon the termination of the deferral period, all accrued and unpaid interest is due and payable, subject to the approval of the Federal Reserve.  During the deferral period, Capitol, subject to certain exceptions, may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its common stock.  There is no assurance that any portion of such trust-preferred securities will be exchanged for previously-unissued common stock of Capitol in conjunction with the TruPS Exchange Offer.

Capitol and its banks operate in an environment highly regulated by state and federal government agencies; changes in federal and state banking laws and regulations could have a negative impact on its business.

As a bank holding company, Capitol is regulated primarily by the Federal Reserve Board.  Many of Capitol’s current banking subsidiaries are regulated primarily by state banking agencies, the FDIC, the Office of the Comptroller of the Currency, in the case of one national bank, and the Office of Thrift Supervision, in the case of Capitol’s savings banks.

Various federal and state laws and regulations govern numerous aspects of Capitol’s banking operations, including:

•	adequate capital and financial condition;

•	permissible types and amounts of extensions of credit and investments;

•	permissible nonbanking activities; and

•	restrictions on dividend payments.

Federal and state regulatory agencies have broad discretion and power to prevent or remedy unsafe or unsound practices or violations of law by banks and bank holding companies.  Capitol and its banks also undergo periodic examinations by one or more regulatory agencies.  Following such examinations, Capitol may be required, among other things, to change its asset valuations or the amounts of required loan loss allowances or to restrict bank operations.  Those actions would result from the regulators’ judgments based on information available to them at the time of their examination, and their estimate of future economic conditions.  Judgments of various regulatory agencies vary, and regulatory agencies may change their position and apply new standards retroactively causing institutions to rebalance reserve methodologies and re-state capital positions.

Capitol’s banks’ operations are required to follow a wide variety of state and federal consumer protection and similar statutes and regulations.  Federal and state regulatory restrictions limit the manner in which Capitol and its banks may conduct business and obtain financing.  Those laws and regulations can and do change significantly from time to time and any such change could adversely affect Capitol and its banks.

Several of Capitol’s banking subsidiaries have entered into formal agreements with their respective regulatory agencies which impose various additional requirements on those institutions, which may further restrict their operations.

Loan origination activities, for both commercial and residential mortgages, involve material collateral valuation risks and the risk of the subsequent identification of origination fraud or other losses which could exceed Capitol’s allowance for loan losses.

Capitol’s banking subsidiaries use an enterprise-wide loan policy which provides for conservative loan-to-value guidelines when loans are originated.  In today’s difficult real estate economy in many parts of the country, falling property values and significant foreclosure activity of both residential and commercial real estate property are resulting in significant loan losses at many financial institutions.  Further, although most residential mortgage loans have been originated and sold away to investors, if it is subsequently determined that such loans were originated with any element of alleged fraud, such as exaggerated borrower income or assets, for example, the originating institution may be liable for any losses with such loans and may have to repurchase those loans.  The potential for additional loan losses from valuation issues or fraud is unknown.  Fraud risks are particularly difficult to identify and quantify, especially when the duration of the risk is the same as the term of the loan, often as long as 30 years or more.  Occurrences of fraud are often more prevalent during an economic downturn or recession.  Potential losses from valuation issues or occurrences of fraud could significantly exceed allowances for loan losses, adversely affecting Capitol’s results of operations.

If Capitol cannot recruit and retain highly qualified personnel, its banking subsidiaries’ customer service could suffer, causing its customer base to decline.

Capitol’s strategy is also dependent upon its continuing ability to attract and retain highly qualified personnel.  Availability of personnel with appropriate community banking experience varies.  If Capitol does not succeed in attracting new employees or retaining and motivating current and future employees, its business could suffer significantly, increasing the possibility of a loss of value in its common stock.

Capitol’s banking subsidiaries have decentralized management which could have a negative impact on the rate of growth and profitability of Capitol and its banking subsidiaries.

Capitol’s banking subsidiaries have independent boards of directors and management teams.  This decentralized structure gives the banks control over the day-to-day management of their institution, including credit decisions, the selection of personnel, the pricing of loans and deposits, marketing decisions and the strategy in handling problem loans.  This decentralized structure may impact Capitol’s ability to uniformly implement corporate or enterprise-wide strategy at the bank level.  It may slow Capitol’s ability to react to changes in strategic direction due to outside factors such as rate changes and changing economic conditions.  This decentralized structure may cause additional management time to be spent on internal issues and could negatively impact the growth and profitability of the banks individually and the holding company.

New accounting or tax pronouncements may be issued by the accounting standard-setters, regulators or other government bodies which could change existing accounting methods.  Changes in accounting methods could negatively impact Capitol’s results of operations and financial condition.

Current accounting and tax rules, standards and policies influence the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures.  These laws, regulations, rules, standards and policies are constantly evolving and may change significantly over time.  Events that may not have a direct impact on Capitol, such as the bankruptcy of major U.S. companies, have resulted in legislators, regulators, and authoritative bodies, such as the Financial Accounting Standards Board (“FASB”), the SEC, the Public Company Accounting Oversight Board, and various taxing authorities responding by adopting and/or proposing substantive revisions to laws, regulations, rules, standards, and policies. New accounting pronouncements under the FASB Accounting Standards Codification have occurred and may occur in the future.  A change in accounting standards may adversely affect Capitol’s reported financial condition and results of operations.

Capitol’s business continuity plans or data security systems could prove to be inadequate, resulting in a material interruption in, or disruption to, Capitol’s business and a negative impact on its results of operations.

Capitol relies heavily on communications and information systems to conduct its business.  Any failure, interruption or breach in security of these systems, whether due to severe weather, natural disasters, acts of war or terrorism, criminal activity or other factors, could result in failures or disruptions in general ledger, deposit, loan, customer relationship management and other systems.  While Capitol has disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed.  The occurrence of any failures, interruptions or security breaches of Capitol’s information systems could damage the reputation of Capitol and its banks, result in a loss of customer business, subject Capitol and Capitol’s banking subsidiaries to additional regulatory scrutiny, or expose Capitol to civil litigation and possible financial liability, any of which could have a material adverse effect on Capitol’s results of operations.

Capitol could face unanticipated environmental liabilities or costs related to real property owned or acquired through foreclosure.  Compliance with federal, state and local environmental laws and regulations, including those related to investigation and clean-up of contaminated sites, could have a negative effect on expenses and results of operations.

A significant portion of Capitol’s affiliate banks’ loan portfolios are secured by real property.  During the ordinary course of business, Capitol’s affiliate banks may foreclose on and take title to properties securing certain loans.  In doing so, there is a risk that hazardous or toxic substances could be found on these properties.  If hazardous or toxic substances are found, Capitol’s affiliate banks may be liable for remediation costs, as well as for personal injury and property damage.  Environmental laws may require Capitol’s affiliate banks to incur substantial expenses and may materially reduce the affected property’s value or limit Capitol’s affiliate banks’ ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase Capitol’s affiliate banks’ exposure to environmental liability.  Although Capitol’s affiliate banks have policies and procedures to perform an environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards.  The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on results of operations.

Capitol’s controls and procedures may fail or be circumvented, which could have a material adverse effect on Capitol’s business, results of operations and financial condition.

Capitol periodically reviews and evaluates its internal controls, disclosure controls and procedures, and corporate governance policies and procedures.  Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurance that the objectives of the system are met.  Any failure or circumvention of controls and procedures, or failure to comply with regulations related to controls and procedures could have a material adverse effect on Capitol’s business, results of operations and financial condition.

Capitol’s banks have restricted investments in FHLB which may be subject to future impairment.

As of September 30, 2010, Capitol’s banking subsidiaries had investments in several FHLB approximating $21.8 million.  Such investments are restricted securities which may be redeemed only by the issuer. Future redemption of the securities is subject to the issuers’ liquidity and capital adequacy which are, in part, dependent upon valuation of the issuers’ significant mortgage-backed securities portfolios.

Capitol’s bylaws, and its rights plan, as well as certain banking laws, may have an antitakeover effect.

Provisions of Capitol’s bylaws, rights plan and certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire Capitol, even if doing so might be perceived to be beneficial to its shareholders.  The combination of these provisions effectively inhibits a non-negotiated merger or other business combination which, in turn, could adversely affect the market price of the common stock.

There is a risk of potential cross-guaranty liability relating to Capitol’s banking subsidiaries.

In accordance with Federal Reserve Board policy, Capitol is expected to act as a source of financial strength to its affiliate banks and to commit resources to support its affiliate banks in circumstances in which Capitol might not otherwise do so.  Under the Bank Holding Company Act of 1956, as amended, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Federal Reserve Board’s determination that such activity or control constitutes a serious risk to the financial soundness or stability of any depository institution subsidiary of the bank holding company.  Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiaries if the agency determines that divestiture may aid the depository institution’s financial condition.

As FDIC-insured depository institutions, Capitol’s banking subsidiaries may be held liable for any loss incurred or expected to be incurred by the FDIC in connection with another FDIC-insured institution under common control with the institution in “default” or “in danger of default.” This liability is commonly referred to as “cross-guaranty” liability. A “default” is generally defined as the appointment of a conservator or receiver and “in danger of default” is defined as certain conditions indicating that a default is likely to occur absent regulatory assistance. An FDIC cross-guaranty claim against a depository institution is generally senior in right of payment to claims of the holding company and its affiliates against the depository institution.

If the FDIC is appointed the conservator or receiver of an insured depository institution, upon its insolvency or in certain other events, the FDIC has the power to: (1) transfer any of the depository institution’s assets and liabilities to a new obligor without the approval of the depository institution’s creditors; (2) enforce the terms of the depository institution’s contracts pursuant to their terms; or (3) repudiate or disaffirm any contract or lease to which the depository institution is a party, the performance of which is determined by the FDIC to be burdensome and the disaffirmance or repudiation of which is determined by the FDIC to promote the orderly administration of the depository institution.

To date, none of Capitol’s banking subsidiaries have received any notice of assessment of cross-guaranty liability.  Capitol’s banks have, however, received notice from the FDIC that the FDIC may assess a cross-guaranty liability relating to a failed community bank in Florida which ceased operations in November 2009.  The FDIC alleges that the Florida bank was an affiliated institution of Capitol, although Capitol owned no securities of that bank or otherwise controlled the failed institution.  The aggregate loss to the FDIC of that failed bank approximated $23.6 million.  The FDIC has two years to determine whether to assess that potential cross-guaranty liability, if any.

Capitol is subject to a written agreement with the Federal Reserve Bank of Chicago which restricts its ability to take certain actions.

In September 2009, Capitol and its second-tier bank holding companies entered into a written agreement with the Federal Reserve Bank of Chicago (the “Reserve Bank”) under which Capitol agreed to refrain from the following actions without the prior written consent of the Reserve Bank: (i) declare or pay dividends; (ii) receive dividends or any other form of payment representing a reduction in capital from Michigan Commerce Bank or from any of Capitol’s banking subsidiary institutions that is subject to any restriction by the institution’s federal or state regulator that limits the payment of dividends or other intercorporate payments; (iii) make any distributions of interest, principal, or other sums of subordinated debentures or trust-preferred securities; (iv) incur, increase or guarantee any debt; or (v) purchase or redeem any shares of its own stock, the second-tier bank holding companies, nonbank subsidiaries or any of the banking subsidiaries that are held by shareholders other than Capitol.

Capitol has also agreed to: (i) submit to the Reserve Bank a written plan to maintain sufficient capital at Capitol on a consolidated basis and at Michigan Commerce Bank (as a separate legal entity on a stand-alone basis); (ii) notify the Reserve Bank no more than 30 days after the end of any quarter in which Capitol’s consolidated or Michigan Commerce Bank’s capital ratios fall below the approved capital plan’s minimum ratios as well as if any subsidiary institution’s ratios fall below the minimum ratios required by the institution’s federal or state regulator; (iii) review and revise its allowance for loan losses (“ALLL”) methodology for loans held by Capitol and submit to the Reserve Bank a written program for maintenance of an adequate ALLL for loans held by Capitol; (iv) take all necessary actions to ensure each of its subsidiary institutions comply with Federal Reserve regulations; (v) refrain from increasing any fees or charging new fees to any subsidiary institution without the prior written consent of the Reserve Bank; (vi) submit to the Reserve Bank a written plan to enhance the consolidated organization’s risk management practices, a strategic plan to improve the consolidated organization’s operating results and a cash flow projection; (vii) comply with laws and regulations regarding senior executive officer positions and severance payments; and (viii) provide quarterly reports to the Reserve Bank regarding these undertakings.  While Capitol is working to achieve compliance with that regulatory agreement, there is no assurance that it will achieve such compliance.

Certain of Capitol’s banking subsidiaries have entered into formal agreements with their respective regulatory agencies.  Noncompliance with the agreements could have a material impact on Capitol.

Certain of Capitol’s banking subsidiaries have entered into formal agreements with their applicable federal and state bank regulatory agencies in response to elevated levels of nonperforming assets, loan losses and adverse operating results.  Those agreements provide for certain restrictions and other guidelines and/or limitations to be followed by those banks.  Generally, those agreements require the banks to maintain an adequate ALLL, reduce levels of nonperforming and other classified assets and implement revised budgets and liquidity and capital adequacy projections to improve financial performance.  When a bank enters into a formal regulatory agreement, it is generally precluded from meeting the criteria as a “well-capitalized” institution although it may meet or exceed such threshold on a computational basis.  In addition, the banks’ capital classification places limitations on some of their activities, such as the permissibility of accepting or renewing brokered deposits, among other things.  Additionally, such banks are subject to higher levels of FDIC insurance assessments, although they may receive some relief from up-front payment of the FDIC’s advance insurance assessments relating to future years.

In addition to the previously-mentioned potential cross-guaranty liability, the FDIC gave notice to many of Capitol’s banking subsidiaries in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should be encouraged to arrange a sale, merger or recapitalization such that Capitol no longer controls the bank.  The FDIC’s encouragement is consistent with Capitol’s previously-announced plans to selectively divest some of its banking subsidiaries in conjunction with reallocating capital resources to the remaining banks.

Capitol has entered into agreements to sell several affiliate banks, and is pursuing additional divestiture opportunities in an effort to enhance its capital position.

During 2009, Capitol announced plans to pursue divestiture of some of its banking subsidiaries (or those which are banking subsidiaries of Capitol’s bank-development subsidiaries) on a selective basis for the purpose of reallocating capital to enhance the capital of its retained banking subsidiaries.  Capitol and/or its bank-development subsidiaries have entered into definitive agreements to sell its interests (or controlling interests held by bank-development subsidiaries) in the following banks: 1st Commerce Bank, Bank of Fort Bend, Bank of Tucson – Tucson location, Community Bank of Rowan and Evansville Commerce Bank.

In September 2009, Capitol completed the sale of Yuma Community Bank, previously a wholly-owned banking subsidiary.  In November 2009, the sale of Bank of Santa Barbara, a banking subsidiary of one of Capitol’s bank-development subsidiaries, was completed.  In April of 2010, Capitol completed the sales of its interests in Bank of Belleville and Napa Community Bank. In June of 2010, Capitol concluded the sale of Ohio Commerce Bank.  In July 2010, Capitol concluded the sale of Community Bank of Lincoln. In August of 2010, Capitol closed on the sale of USNY Bank and Adams Dairy Bank.  In September of 2010, Capitol completed the sale of Bank of San Francisco.  In October 2010, Capitol completed the sale of Fort Collins Commerce Bank, Larimer Bank of Commerce and Loveland Commerce Bank.  During December 2010, Capitol completed the sale of Southern Arizona Community Bank.

Capitol may issue shares of its capital stock or debt securities, which could reduce the equity interest of its shareholders and cause a change in control of its ownership.

Capitol’s articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, 700,000 of which are designated as Series A Noncumulative Convertible Perpetual Preferred Stock and 20,000 of which are designated as Series X Junior Participating Preferred Stock.  Capitol’s articles of incorporation do not authorize the issuance of any other class of stock.  As of September 30, 2010, 21,623,056 shares of common stock were outstanding, 50,980 shares of Series A Preferred or Series X Junior Participating Preferred Stock were outstanding and no other shares of preferred stock were outstanding.  Capitol’s board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares and to establish the terms of any series of preferred stock. Although Capitol has no commitment as of the date of this prospectus, Capitol may issue a substantial number of additional shares of its common stock or shares of preferred stock, or a combination of shares of its common stock and preferred stock, to complete an investment transaction, to complete an additional exchange offer transaction, to strengthen its capital position or to raise additional capital for operating expenses.

At Capitol’s upcoming special meeting of holders of its common stock, currently scheduled for January 31, 2011, Capitol is asking holders of its common stock to approve an amendment to its articles of incorporation to increase its authorized shares of common stock from 50,000,000 shares to 1,500,000,000 shares. If Capitol’s shareholders do not approve the amendment to Capitol’s articles of incorporation to increase its authorized shares of common stock to 1,500,000,000 shares, Capitol would not have sufficient unissued shares of common stock to consummate this rights offering, the contemplated exchange offers or a future financing.

The issuance of additional shares of Capitol’s common stock or preferred stock may:

•	significantly dilute the equity interest of investors in this offering;

•	subordinate the rights of holders of shares of Capitol’s common stock if it issues preferred stock with rights senior to those afforded to shares of its common stock;

•
cause a change in control if a substantial number of shares of Capitol’s common stock are issued, which may affect, among other things, its ability to use net operating loss carry forwards, if any, and could result in the resignation or removal of its present officers and directors and cause its shareholders to become minority shareholders in the combined entity; and

•	adversely affect prevailing market prices for shares of Capitol’s common stock.

CAPITOL’S BUSINESS

Overview

Capitol is a community banking company, with a current network of individual banks and bank operations in 14 states and total consolidated assets which approximated $4.2 billion as of September 30, 2010.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.  Capitol’s telephone number is 517-487-6555.  Capitol also has executive offices located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016 (telephone number: 602-955-6100).

Capitol’s operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective growth and development of its banks.  It provides access to support services and management with significant experience in community banking.  These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship.

Recent Developments

Economic conditions throughout the United States, and in the regions in which Capitol and its banking operations are located, have deteriorated to an extent not experienced since the “Great Depression” of the 1930s.  Capitol’s operations are focused on community banking and helping small, local businesses meet their financial needs, primarily through making loans to those businesses and their owners, funded by locally-gathered deposits.  A substantial portion of those loans are secured by commercial real estate property, as part of the overall collateral to support those individual loans.  In this adverse economic environment, small businesses and their owners have suffered significant financial hardships, which preclude repaying loans in accordance with their terms.  In addition, recent economic factors have resulted in a variety of stresses impacting depositors and the availability of deposits to fund lending activities.  Further, and more importantly, the underlying values of the real estate collateral have plummeted in this sustained adverse environment, resulting in massive loan losses and dramatic growth in levels of nonperforming assets not seen previously in the banking industry in general and, in particular, at Capitol.  Prospects of economic recovery are uncertain, unpredictable and subject to variables completely outside the control or influence of financial institutions, including Capitol.

Capitol has incurred significant losses from operations in periods since 2007.  In addition, Capitol has experienced significant increases in nonperforming loans, foreclosed real estate, loan losses and other materially adverse circumstances including, but not limited to, a very material erosion of its common equity and related regulatory capital levels, resulting in Capitol becoming classified as less than adequately-capitalized from a regulatory perspective.  In 2009, Capitol entered into a written agreement with the Federal Reserve Bank of Chicago (its primary federal regulator) which requires Capitol to improve operating results and its overall condition, in addition to refraining from a number of activities without prior written consent from that Federal Reserve Bank.  Capitol’s less than adequately-capitalized classification exposes it to increased regulatory scrutiny and enforcement action or other materially adverse consequences.

Because of Capitol’s financial condition and recent changes affecting its ability (as well as that of other bank holding companies in the United States) to include any portion of trust-preferred securities in regulatory capital computations, only a portion of Capitol’s trust-preferred securities are included in Capitol’s current regulatory capital measurements and may not be includable in the future.  When such trust-preferred securities were originally issued, and until recently, substantially all of those securities were a crucial element of Capitol’s compliance with regulatory capital requirements because they were a very material component of regulatory capital.  Because those securities no longer qualify for inclusion with other qualifying capital elements for regulatory purposes, Capitol is seeking successful attainment of the requisite consent of a majority of certain of its trust-preferred securities and sufficient completion of the rights offering.  If Capitol does not obtain the requisite consent of the trust preferred securities holders and adequately complete the rights offering, its ability to continue to operate as a going concern will be jeopardized.

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The following table summarizes the amounts (in $1,000s) and related ratios of Capitol’s consolidated regulatory capital position as of September 30, 2010:

Tier 1 capital to average adjusted total assets:
Minimum required amount	≥		$178,290
Actual amount			$30,076
Ratio			0.67%
Deficiency			$(148,214)

Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	≥		$127,417
Actual amount			$30,076
Ratio			0.94%
Deficiency		$	(97,341)

Combined Tier 1 and Tier 2 capital to risk- weighted assets:
Minimum required amount(2)	≥		$254,834
Actual amount			$60,152
Ratio			1.89%
Deficiency			$(194,682)

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets to be considered adequately-capitalized is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets to be considered adequately-capitalized is 8%.

The preceding summary indicates that Capitol, on a consolidated basis, was classified as less than adequately-capitalized at September 30, 2010 for regulatory purposes.  In addition, several of its banking subsidiaries had capital levels resulting in classification as undercapitalized or significantly-undercapitalized on that date.  Banks and bank holding companies which are less than adequately-capitalized are subject to increased regulatory oversight, requirements, limitations and other adverse action.

Based on the deficiency amounts stated in the preceding summary (such amounts being based on current regulatory minimums to be classified as adequately-capitalized), Capitol would have needed at least $194.7 million of additional qualifying capital to meet the adequately-capitalized regulatory classification at September 30, 2010.  However, due to Capitol’s financial condition, it may be required to have a combined Tier 1 and Tier 2 capital to risk-weighted assets ratio greater than 8% and/or a Tier 1 ratio exceeding 4% in the future.  Even if the TruPS Exchange Offer, CDBLs Exchange Offer and the rights offering would have 100% participation by their holders, those transactions may not be sufficient to remedy Capitol’s regulatory capital classification and Capitol may need to satisfactorily complete other capital-raising activities.

In September 2009, Capitol and its second-tier bank holding companies entered into an agreement with the Federal Reserve Bank of Chicago (the “Reserve Bank”) under which Capitol agreed to refrain from the following actions without the prior written consent of the Reserve Bank:  (i) declare or pay dividends; (ii) receive dividends or any other form of payment representing a reduction in capital from Michigan Commerce Bank, or from any of its subsidiary institutions that are subject to any restriction by the institution’s federal or state regulator that limits the payment of dividends or other intercorporate payments; (iii) make any distributions of interest, principal, or other sums on subordinated debentures or trust-preferred securities; (iv) incur, increase or guarantee any debt; or (v) purchase or redeem any shares of the stock of Capitol, the second-tier bank holding companies, nonbank subsidiaries or any of the banking subsidiaries that are held by shareholders other than Capitol.

Many of Capitol’s banking subsidiaries have entered into formal agreements with their applicable regulatory agencies.  Those agreements provide for certain restrictions and other guidelines and/or limitations to be followed by those banks.

On July 21, 2010, the Dodd-Frank Act was signed into law and significantly changes the future regulation of financial institutions and the financial services industry.  The Dodd-Frank Act includes provisions affecting large and small financial institutions alike, including several provisions that will profoundly affect how community banks, thrifts and smaller bank holding companies will be regulated in the future.  Among other things, these provisions abolish the Office of Thrift Supervision and transfer its functions to other federal banking agencies, relax rules regarding interstate branching, allow financial institutions to pay interest on business checking accounts, change the scope of FDIC insurance coverage and impose new capital requirements on bank holding companies, including removing trust-preferred securities as a permitted component of a holding company’s Tier 1 capital after a three-year phase-in period beginning January 1, 2013.  The Dodd-Frank Act also establishes the Bureau of Consumer Financial Protection as an independent entity within the Federal Reserve, which will be given the authority to promulgate consumer protection regulations applicable to all entities offering consumer financial services or products, including banks.  Additionally, the Dodd-Frank Act includes a series of provisions covering mortgage loan origination standards affecting, among other things, originator compensation, minimum repayment standards and prepayments.  Management is reviewing the provisions of the Dodd-Frank Act and assessing its probable impact on the Corporation’s business, financial condition and results of operations.  However, the ultimate effect of the Dodd-Frank Act on the financial services industry in general, and on the Corporation in particular, is currently uncertain.

On January 4, 2011, Capitol filed a definitive proxy statement on Schedule 14A with the SEC relating to a special meeting of holders of its common stock, scheduled to be held on January 31, 2011.  The purpose of the special meeting is to ask holders of Capitol’s common stock to vote upon the following proposals:

(i)	an amendment to Capitol’s articles of incorporation to increase the number of authorized shares of capital stock from 50,000,000 to 1,500,000,000,

(ii)
the issuance of up to 170,000,000 shares of Capitol’s common stock in exchange for outstanding trust-preferred securities issued by Capitol Trust I, Capitol Trust II, Capitol Trust III, Capitol Trust IV, Capitol Trust VI, Capitol Trust VII, Capitol Trust VIII, Capitol Trust IX, Capitol Trust X, Capitol Trust XI and Capitol Trust XII, in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual,

(iii)
the issuance of up to 13,000,000 shares of Capitol’s common stock in exchange for outstanding shares issued by Capitol Development Bancorp Limited IV, Capitol Development Bancorp Limited V, Capitol Development Bancorp Limited VI, Capitol Development Bancorp Limited VII and Capitol Development Bancorp Limited VIII, in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual,

(iv)
to approve an amendment to Capitol’s articles of incorporation to effect a reverse stock split of 1-for-5, 1-for-10, 1-for-25, 1-for-50 and 1-for-75, with the exact exchange ratio and timing of such reverse stock split to be determined at the discretion of Capitol’s board of directors and

(v)
to adjourn, postpone or continue the special meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt these proposals.

If Capitol’s shareholders do not approve the amendment to its articles of incorporation to increase its authorized shares of common stock to 1,500,000,000 shares, Capitol would not have sufficient unissued shares of common stock to complete the rights offering, contemplated exchange offers or a future financing transaction involving issuance of previously-unissued common stock.

Capitol does not currently intend to commence the rights offering described in this prospectus unless holders of Capitol’s common stock approve at the special meeting the proposals described above.

Capitol’s ability to continue to operate as a going concern is contingent upon a number of factors, as well as a variety of risk factors discussed in Capitol’s various filings with the SEC.  See “Risk Factors” and “Available Information.”

USE OF PROCEEDS

Assuming that all subscription rights are exercised, Capitol estimates that the net proceeds from the rights offering will be approximately $[ • ] million, after deducting expenses of the rights offering. Capitol will have broad discretion in determining how the net proceeds of this rights offering will be used. Capitol currently intends to use the net proceeds of the rights offering for general corporate purposes, including contribution of amounts to the capital of, and to support, its banking subsidiaries as needed. The net proceeds may be temporarily invested in short-term investments and money market funds.

DETERMINATION OF OFFERING PRICE

The subscription price is not necessarily related to Capitol’s book value per share, net worth or any other established criteria of value and may or may not be considered the fair value of Capitol’s common stock to be offered in the rights offering.  In determining the subscription price, Capitol’s board of directors considered a number of factors, including: the recommendation of a pricing committee of the board, the price at which Capitol’s shareholders might be willing to participate in the rights offering, historical and current trading prices for Capitol’s common stock, the need for liquidity and capital and the desire to provide an opportunity to Capitol’s shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, Capitol’s board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of other public companies. The subscription price for a subscription right is $[    •    ] per full share, which represents the average of the closing sales prices of Capitol’s common stock for the 10 trading days ended on [    •    ], 2011, less a [    •    ]% discount.

Capitol cannot assure you that the market price of Capitol’s common stock will not decline during or after the rights offering. Capitol also cannot assure you that you will be able to sell shares of Capitol’s common stock purchased during the rights offering at a price equal to or greater than the subscription price.

The subscription price does not necessarily bear any relationship to any other established criteria for value. You should not consider the subscription price as an indication of value of Capitol or Capitol’s common stock. You should not assume or expect that, after the rights offering, Capitol’s shares of common stock will trade at or above the subscription price in any given time period. The market price of Capitol’s common stock may decline during or after the rights offering, and you may not be able to sell the shares of Capitol’s common stock purchased during the rights offering at a price equal to or greater than the subscription price. You should obtain a current quote for Capitol’s common stock before exercising your subscription rights and make your own assessment of Capitol’s business and financial condition, Capitol’s prospects for the future, and the terms of the rights offering. On [    •    ], 2011, the closing sale price of Capitol’s common stock on the NYSE was $[    •    ] per share.

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MARKET PRICE AND DIVIDEND INFORMATION

Capitol’s common stock is currently listed on NYSE under the symbol “CBC.”  As of [    •    ], 2011 Capitol had [    •    ] million shares of common stock outstanding.  As of [    •    ], 2011, there were approximately [    •    ] holders of record of Capitol’s common stock.  The following table sets forth, for the periods indicated, the high and low intraday sales prices per share of common stock as reported on NYSE and the cash dividends declared per share of common stock.

			Cash
			Dividends
	Share Prices		Declared Per
	Low	High	Share
Quarter ended

2010
December 31	$0.37	$1.32	--
September 30	0.95	1.58	--
June 30	1.69	3.79	--
March 31	1.95	3.55	--

2009
December 31	1.55	3.45	--
September 30	1.79	6.06	--
June 30	2.38	7.08	--
March 31	2.50	7.96	$0.05

2008
December 31	3.84	20.49	0.05
September 30	7.08	25.40	0.05
June 30	8.97	21.42	0.15
March 31	16.30	23.52	0.25

On [    •    ], 2011, the closing sales price of Capitol’s common stock on NYSE was $ [    •    ] per share.

Any future dividends, if any, will be made at the discretion of Capitol’s board of directors and will depend upon its operating results, financial condition and such other factors as the board of directors may deem relevant from time to time.  Capitol’s board of directors may further reduce or eliminate dividends or change its dividend policy in the future.  In addition, regulatory agencies have the authority to prevent Capitol from paying a dividend to its shareholders, as it is currently prohibited from such payments pursuant to a written agreement with the Federal Reserve Bank of Chicago.  In April 2009, Capitol announced that it had elected to defer interest payments on Capitol’s subordinated debentures and the related trust-preferred securities and is currently prohibited from such payments pursuant to a written agreement with such Reserve Bank.  Such debentures are owned by Capitol Trust I through XII (collectively the “Capitol Trusts”) and were funded by the Capitol Trusts’ issuance of trust-preferred securities.  The total estimated annual interest that would be payable on the debentures and the underlying trust-preferred securities, if not deferred, is approximately $13.6 million.  While Capitol defers the payment of interest, it will continue to accrue the future interest obligation at the applicable interest rate and holders will recognize current taxable income on the deferral-period interest.

Dividends from banking subsidiaries were Capitol’s primary source of funds for the payment of dividends to its shareholders, and there are various legal and regulatory limits on the extent to which the banks may pay dividends or otherwise supply funds to Capitol.  Due to adverse operating results and constrained capital levels, many of Capitol’s banking subsidiaries are currently precluded from paying dividends to Capitol.  A long-term prohibition or inability of Capitol’s banking subsidiaries to pay dividends to Capitol may have a material adverse effect on Capitol, including the inability of Capitol to service its debt or pay its obligations.

CAPITALIZATION AND DILUTION

The table presented below shows Capitol Bancorp Ltd.’s actual total capitalization as of September 30, 2010 and as adjusted for the rights offering (assuming all of such rights are subscribed), as described in this prospectus.

As of September 30, 2010
(dollars in thousands, except per share data)
	Actual	As Adjusted for the Rights Offering(3)
Debt obligations:
Notes payable and other borrowings	$144,282	$
Subordinated debentures	167,550
Total debt obligations	$311,832	$

Equity(1):
Capitol Bancorp Ltd. stockholders’ equity:
Preferred stock, $100 liquidation amount per share, 50,980 shares issued and outstanding(2)	$5,098
Common stock, no par value, shares issued and outstanding:
Actual – 21,623,056 shares	288,031
As adjusted for the rights offering – ________ shares(3)
Retained-earnings deficit	(245,397)
Undistributed common stock held by employee- benefit trust	(558)
Fair value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	198

Total Capitol Bancorp Ltd. stockholders’ equity	47,372

Noncontrolling interests in consolidated subsidiaries	30,312

Total equity	$77,684	$

Total capital(4)	$245,234	$

Book value per share of common stock attributable to Capitol Bancorp Ltd.	$1.96	$

Tangible book value deficit per share of common stock attributable to Capitol Bancorp Ltd.	$(0.87)	$

Capital ratios:
Total equity to total assets	1.83%		%

Total capital to total assets	5.79%		%

Footnotes to Capitalization Table:

(1)	Does not include approximately ____ million shares of Capitol’s common stock issuable upon exercise of stock options.
(2)	Excludes 44,020 shares of preferred stock issued to and held by a consolidated subsidiary of Capitol.
(3)	Assumes issuance of ________ shares of Capitol’s common stock upon completion of the rights offering as described in this prospectus and assuming such rights offering is fully subscribed. Excludes other materials pending transactions involving the issuance of Capitol’s common stock. See “Pro Forma Financial Information.”
(4)	Total capital includes equity and subordinated debentures.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date for the rights offering, Capitol will distribute the subscription rights and rights certificates to individuals who owned shares of Capitol’s common stock at 5:00 p.m., Eastern Time, on [    •    ], 2011. If you wish to exercise your subscription rights and purchase shares of Capitol’s common stock, you should complete the rights certificate and return it with payment for the shares as follows:

•	If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate, and subscription payment to that record holder.

•
If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment by hand delivery, first class mail or courier service to:___________________, the subscription agent for the rights offering as follows:

By Hand or Overnight Courier
(Until 5:00 p.m. Eastern Time on
By First Class Mail:	the expiration date of the rights offering):

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to Capitol’s Corporate President, Cristin K. Reid at: Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, or by telephone at 517-487-6555.

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. Capitol urges you to allow sufficient time for delivery of your subscription materials to the subscription agent. See “The Rights Offering—Method of Exercising Subscription Rights.”

Capitol does not know of any existing agreements between or among any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

Capitol has engaged ________________, a broker-dealer registered with the Financial Industry Regulatory Authority, as its financial and marketing advisor in connection with the rights offering and any public offering the remaining shares. __________________is a nationally recognized full-service investment banking firm specializing in the financial services industry. As part of its investment banking business, _________________ is engaged in the valuation of financial institution securities in connection with acquisitions, underwritings, secondary distributions of securities, private placements and valuations for various other purposes. __________________ has not prepared any report or opinion constituting a recommendation to any subscriber for Capitol’s shares of common stock.

_______________ does not have any obligation or commitment to sell any shares of common stock in the rights offering or to acquire any shares for its own account or with a view to their distribution. Capitol may pay placement fees if it identifies standby purchasers and Capitol enters into standby purchase agreements with those prospective purchasers, if any.

Capitol has agreed to indemnify ________________ against certain liability, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that _________________ may be required to make in respect of these liabilities.

Directors, Executive Officers and Employees

Capitol is offering shares of its common stock directly to you pursuant to the rights offering. Capitol’s directors and executive officers may participate in the solicitation of Capitol’s shareholders for the exercise of their subscription rights for the purchase of shares and for the solicitation of standby purchasers and/or the public offering of any remaining shares. Capitol will reimburse these persons for their reasonable out-of-pocket expenses incurred in connection with any such solicitation. Other employees of Capitol may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. Other questions from prospective purchasers should be directed to Capitol’s executive officers. Capitol’s other employees have been instructed not to solicit the exercise of subscription rights for the purchase of shares of its common stock or to provide any advice regarding the exercise of subscription rights. None of Capitol’s officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the subscription rights or shares.

DESCRIPTION OF CAPITAL STOCK

Capitol’s articles of incorporation, as amended, currently authorize the issuance of up to 50,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, 700,000 of which are designated as Series A Noncumulative Convertible Perpetual Preferred Stock and 20,000 of which are designated as Series X Junior Participating Preferred Stock.  Capitol’s articles of incorporation do not authorize the issuance of any other class of stock.  As of September 30, 2010, 50,980 shares of preferred stock (Series A Noncumulative Convertible Perpetual Preferred Stock) were outstanding.  On December 9, 2010, Capitol granted conversion rights to holders of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock.  A holder of such Series A Preferred Stock can elect to convert to Capitol’s common stock based upon the 5 day trading average of Capitol’s common stock.  BNY Mellon Shareowner Services serves as transfer agent and registrar for Capitol’s common stock.

At Capitol’s upcoming special meeting of holders of its common stock, Capitol is asking those stockholders to approve an amendment to its articles of incorporation to increase its authorized shares of common stock from 50,000,000 shares to 1,500,000,000 shares. If Capitol’s shareholders do not approve the proposed amendment to Capitol’s articles of incorporation to increase its authorized shares of common stock to 1,500,000,000 shares, Capitol will not have sufficient unissued shares of common stock to complete the rights offering, contemplated exchange offers or a future offering of its common stock.

Preferred Stock

Capitol’s board of directors is authorized to issue preferred stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the preferred stock, as may be provided in the resolution or resolutions adopted by Capitol’s board of directors.  The authority of Capitol’s board of directors includes, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of preferred stock:

•	the number of shares (up to the number of shares authorized) and designation of any series of preferred stock;

•	the dividend rate and whether dividends are to be cumulative;

•	whether shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the rights to which the holders of shares shall be entitled, and the preferences, if any, over any other series;

•	whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, upon what conditions;

•
whether the shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting powers, full or limited, if any, of the shares;

•
whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

The actual effect of the issuance of any shares of the preferred stock upon the rights of holders of Capitol’s common stock cannot be stated until Capitol’s board of directors determines the specific rights of any shares of the preferred stock.  However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders.  Holders of Capitol’s common stock will not have preemptive rights with respect to the preferred stock.

Although Capitol may consider issuing shares of the preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the preferred stock.

Common Stock

Michigan law allows Capitol’s board of directors to issue additional shares of common stock up to the total amount of common stock authorized without obtaining the prior approval of the shareholders.  All shares of Capitol’s common stock offered will be, when issued, fully paid and nonassessable.

The following description of the terms of Capitol’s common stock may not contain all of the information relevant to you.  For additional information, please see Capitol’s articles of incorporation, as amended, and its bylaws, each of which have been previously filed with the SEC, and the Michigan Business Corporation Act (the “MBCA”).  To find out where copies of these documents can be obtained, see “Where You Can Find More Information”.

Rights of common stock

All voting rights are vested in the holders of shares of common stock.  Each share of common stock is entitled to one vote.  The shares of common stock do not have cumulative voting rights, which means that a shareholder is entitled to vote each of his or her shares once for each director to be elected at any election of directors and may not cumulate shares in order to cast more than one vote per share for any one director.  The holders of common stock do not have any preemptive, conversion or redemption rights.  Holders of common stock are entitled to receive dividends if and when declared by Capitol’s board of directors out of funds legally available.  Under the MBCA, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation’s total assets equal or exceed the sum of its liabilities.  In the event of liquidation, holders of common stock will be entitled, after payment of amounts due to creditors and senior security holders, to share ratably in the remaining assets.

Shares Available for Issuance

The availability for issuance of a substantial number of shares of Capitol’s common stock at the discretion of the board of directors provides Capitol with the flexibility to take advantage of opportunities to issue additional stock in order to obtain capital as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances).  There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock, except as described in this prospectus and for the shares of common stock reserved for issuance under Capitol’s stock option program.

Uncommitted authorized but unissued shares of common stock may be issued from time to time to persons and in amounts Capitol’s board of directors may determine and holders of the then outstanding shares of common stock may or may not be given the opportunity to vote thereon, depending upon the nature of those transactions, applicable law and the judgment of Capitol’s board of directors regarding the submission of an issuance to or vote by its shareholders.  As noted, Capitol’s shareholders have no preemptive rights to subscribe to newly issued shares.

Moreover, it will be possible that additional shares of common stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Capitol more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of Capitol.  Under such circumstances, the availability of authorized and unissued shares of common stock may make it more difficult for shareholders to obtain a premium for their shares.  Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Capitol by means of a merger, tender offer, proxy contest or other means.  Such shares could be privately placed with purchasers who might cooperate with Capitol’s board of directors in opposing such an attempt by a third party to gain control of Capitol.  The issuance of new shares of common stock could also be used to dilute ownership of a person or entity seeking to obtain control of Capitol.  Although Capitol does not currently contemplate taking that action, shares of its common stock could be issued for the purposes and effects described above, and the board of directors reserves its rights (if consistent with its fiduciary responsibilities) to issue shares for such purposes.

Capitol’s Trust-Preferred Securities

Capitol has issued debentures to Capitol Trust I and Capitol Trust XII, Delaware business trust subsidiaries of Capitol.  Capitol Trust I and Capitol Trust XII purchased the debentures with the proceeds of preferred securities (which are traded on the New York Stock Exchange under the symbol “CBCPrA” and “CBCPrB”, respectively).  Capitol also has additional trust-preferred securities which were privately placed.  Capitol has guaranteed the preferred securities.  The documents governing these securities, including the indenture under which the debentures were issued, restrict Capitol’s right to pay a dividend on its common stock under certain circumstances and give the holders of the preferred securities preference on liquidation over the holders of its common stock.  Specifically, Capitol may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) Capitol is in default under its guarantee, or (c) Capitol has exercised its right under the debentures and the preferred securities to extend the interest payment period.  In April 2009, Capitol announced that it had elected to defer interest payments on Capitol’s subordinated debentures.  Such debentures are owned by Capitol Trust I through XII (the “Capitol Trusts”) and were funded by the Capitol Trusts’ issuance of trust-preferred securities.  The total estimated annual interest that would be payable on the debentures and the underlying debt securities, if not deferred, is approximately $13.6 million.  While Capitol defers the payment of interest, it will continue to accrue the future interest obligation at the applicable interest rate.  Pursuant to the terms of a written agreement with the Federal Reserve Bank of Chicago, Capitol is currently prohibited from making any cash payments on the debentures and preferred securities without prior regulatory approval.  During the deferral, Capitol is restricted from declaring or paying cash dividends on the common stock, redeeming or purchasing any shares of its common stock except under very limited circumstances.  Capitol’s obligation under the debentures, the preferred securities and the guarantee approximates $170.8 million (excluding trust-preferred securities held by Capitol and its subsidiaries) at an average interest rate currently approximating 6.16% per annum, payable quarterly.

Anti-Takeover Provisions

In addition to the utilization of authorized but unissued shares as described above, the MBCA contains other provisions which could be utilized by Capitol to impede efforts to acquire control of Capitol.  Those provisions include the following:

Fair Price Act.  Certain provisions of the MBCA establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters.  The act provides that a super majority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a “business combination.”  The act defines a “business combination” to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates.”  An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of Capitol.  An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

As of December 23, 2010, Capitol’s directors and executive officers beneficially owned (including immediately exercisable stock options and warrants) control of approximately 19.89% of Capitol’s outstanding common stock.  It is now unknown what percentage will be owned by management upon completion of this offering.  If management’s shares are voted as a block, management will be able to prevent the attainment of the required supermajority approval.

The supermajority vote required by the act does not apply to business combinations that satisfy certain conditions.  These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

The requirements of the act do not apply to business combinations with an interested shareholder that the board of directors has approved or exempted from the requirements of the act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

Share Purchase Rights Plan.  In 2009, Capitol adopted a Share Purchase Rights Plan (the “Purchase Rights Plan”).  Terms of the Purchase Rights Plan provide for a distribution of one preferred share purchase right (a “Purchase Right”) for each outstanding share of common stock of Capitol.  The distribution date was July 31, 2009 (the “Record Date”) to the shareholders of record as of the close of business on that date.  Common stock that are newly issued after the Record Date will also carry Purchase Rights.

Each Purchase Right entitles the registered holder to purchase from Capitol one one-thousandth of a share of Series X Junior Participating Preferred Stock, no par value per share (the “Preferred Shares”), at a price of $5.00 per one one-thousandth of a Preferred Share, subject to adjustment.  Each Preferred Share has the designations, powers, preferences and rights set forth in the Certificate of Designations of Series X Junior Participating Preferred Stock filed on July 21, 2009 with the Department of Energy, Labor and Economic Growth of the State of Michigan.  The description and terms of the Purchase Rights are set forth in the Rights Agreement (the “Rights Agreement”), dated as of July 21, 2009, between Capitol and Mellon Investor Services LLC as Rights Agent (the “Rights Agent”). A Summary of the terms of the Rights is included in the Rights Agreement as Exhibit C thereto.

Warrants

Effective May 31, 2009, Capitol completed a share-exchange transaction with the noncontrolling shareholders of Bank of Auburn Hills, previously a majority owned banking subsidiary (such bank subsidiary subsequently merged with and into Michigan Commerce Bank). In conjunction with that share exchange transaction, Capitol issued 227,000 previously unissued shares of its common stock and warrants for the purchase of 76,000 shares of Capitol’s common stock. The exercise price of the warrants is $20.37 per share of Capitol's common stock, which expire May 31, 2012.

On April 23, 2010, Capitol and certain institutional investors entered into a securities purchase agreement, pursuant to which Capitol agreed to sell such investors an aggregate of 2,500,000 shares of its common stock together with warrants to purchase additional common stock. Those warrants issued in the offering grant the warrant-holders the right to purchase up to an aggregate of 1,250,000 shares of Capitol’s common stock. Each such warrant entitles the warrant-holders to purchase approximately 0.5 of a share of Capitol’s common stock for each share of common stock sold in the April 2010 offering. Those warrants are exercisable at the option of the holder at any time for a period of three years after the closing date of this offering. Each such warrant has an exercise price of $3.50 per share.

The exercise price of warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar transactions. The warrant holder from the April 2010 offering will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of shares of Capitol’s common stock outstanding immediately after the exercise and may elect to increase this beneficial ownership limitation up to 9.9% upon 61 days’ prior written notice to Capitol.

The warrant-holders must remit payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, Capitol is unable to offer and sell the shares underlying the warrants from the April 2010 offering, due to the ineffectiveness of the registration statement intended to register such warrants, then those warrants may be exercised on a “net” or “cashless” basis.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS

The Subscription Rights

Capitol is distributing to holders of Capitol’s common stock as of 5:00 p.m., Eastern Time, on [    •    ], 2011, which is the Record Date for this rights offering, at no charge, nontransferable subscription rights to purchase shares of Capitol’s common stock. You will receive approximately [    •    ] of a subscription right for each share of common stock you owned at the close of business on the Record Date. The subscription rights will be evidenced by subscription rights certificates. Subscription rights may only be exercised in whole numbers; Capitol will not issue fractional shares and will round all of the subscription rights down to the nearest whole number. As a result, Capitol may not issue the full number of shares authorized for issuance in connection with the rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Basic Subscription Privilege. Each whole subscription right that you own will entitle you to purchase one share of Capitol’s common stock at a subscription price of $[    •    ] per share. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise any subscription rights.

For example, if you owned 1,000 shares of Capitol’s common stock as of 5:00 p.m., Eastern Time, on the Record Date, you would receive [    •    ] whole subscription rights (rounded down from [    •    ]) and would have the right to purchase [    •    ] shares of common stock for $[    •    ] per share with your basic subscription privilege.

Oversubscription Privilege. If you exercise your basic subscription privilege in full, you will also have an oversubscription privilege to subscribe for any shares that Capitol’s other subscription rights holders do not purchase under their basic subscription privilege. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege.

You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, Capitol will consider only the basic subscription privileges held by you in the same capacity. For example, if you are granted subscription rights for shares of Capitol’s common stock that you own individually and shares of Capitol’s common stock that you own jointly with your spouse, you may exercise your oversubscription privilege with respect to the subscription rights you own individually, as long as you fully exercise your basic subscription privilege with respect to your individually owned subscription rights. You will not, however, be able to exercise the oversubscription privilege you have collectively with your spouse unless the basic subscription privilege collectively held by you and your spouse is fully exercised. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual oversubscription privilege.

When you complete the portion of your subscription rights certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of Capitol’s common stock that you hold in that capacity. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege in full.

Capitol reserves the right to reject in whole or in part any oversubscription requests, regardless of the availability of shares to satisfy these requests.

If holders exercise their oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, Capitol will allocate the shares of Capitol’s common stock to be issued pursuant to the exercise of oversubscription privileges pro rata among those over-subscribing rights holders, subject to Capitol’s right to reject in whole or in part any oversubscription request. “Pro rata” means in proportion to the number of shares of Capitol’s common stock that you and the other subscription rights holders have agreed to purchase by exercising the basic subscription privilege. If there is a pro rata allocation of the remaining shares of Capitol’s common stock and you would otherwise receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then, subject to Capitol’s accepting your oversubscription request, Capitol will allocate to you only the number of shares for which you over-subscribed. Capitol will allocate the remaining shares among all other holders exercising their oversubscription privilege, again subject to Capitol’s right to reject in whole or in part any oversubscription request. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of Capitol’s common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of the rights offering.

Reasons for the Rights Offering

In light of current economic conditions generally and Capitol’s current capital position, Capitol has decided to pursue this rights offering to raise capital which can be used to support Capitol and its banking subsidiaries and improve Capitol’s capital position. In addition, Capitol decided to pursue this rights offering to raise additional capital to assist Capitol and its banking subsidiaries in contributing towards achieving compliance with the regulatory capital requirements of the enforcement actions that Capitol and its banking subsidiaries have entered into with their respective banking regulators.

Capitol’s board of directors believes that giving Capitol’s current shareholders the right to purchase Capitol’s shares is a fair and equitable approach to any significant capital raise. This rights offering will give you the opportunity to participate in Capitol’s capital raising and maintain, or if other shareholders do not exercise their subscription rights, to increase your proportional ownership interest in Capitol.  Capitol will have broad discretion in determining how the net proceeds of this rights offering will be used. Capitol currently intends to use the net proceeds of this rights offering for general corporate purposes, including contribution of amounts to the capital of, and to support, its banking subsidiaries.

Capitol believes that the rights offering will strengthen Capitol’s financial condition by generating additional cash and increasing Capitol’s capital position; however, Capitol’s board of directors is making no recommendation regarding your exercise of the subscription rights.

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Effects of Rights Offering on Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Capitol’s common stock as of December 23, 2010 by Capitol’s directors and Capitol’s executive officers, and the potential effects of the rights offering.

The information provided in the table below is based on Capitol’s records, information filed with the SEC and information provided to Capitol, except where otherwise noted.

Name of Beneficial Owner	Common Stock(1)(2)(3)	Rights to Acquire(4)	Restricted Stock(5)	Percent of Common Stock(6)	Percent of Common Stock if all Holders Exercise Subscription Rights

Joseph D. Reid	904,553	1,036,592	11,646	8.39%
Michael L. Kasten(7)	126,394	23,769	—	*
Lyle W. Miller(8)	97,237	23,056	—	*
David O'Leary (9)	85,690	23,097	—	*
Paul R. Ballard	102,794	23,661	—	*
Lawrence Connell	—	—	224,720	1.04%
David L. Becker	84,854	22,229	—	*
Michael J. Devine	14,202	23,662	—	*
James C. Epolito	4,210	22,962	—	*
Gary A. Falkenberg	64,149	22,962	—	*
Joel I. Ferguson(10)	134,152	21,314	—	*
Kathleen A. Gaskin	39,877	22,962	—	*
H. Nicholas Genova	16,521	22,229	—	*
Lewis D. Johns	250,963	23,056	—	1.18%
Steven L. Maas(11)	106,960	15,883	—	*
Calvin D. Meeusen	97,626	—	—	*
Myrl D. Nofziger	68,398	22,229	—	*
Cristin K. Reid(12)	63,961	52,539	2,000	*
Ronald K. Sable	37,833	22,229	—	*
Lee W. Hendrickson(13)	22,355	53,841	2,000	*
Bruce A. Thomas	15,078	47,658	2,000	*
All directors and executive officers as a group (48 Persons)(14)	2,706,605	1,668,044	255,866	19.89%

* Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are restricted stock holdings or (ii) may be acquired through stock option or warrant exercises.

(2)	Includes shares held in Capitol's 401(k) plan: 24,743 for Mr. Reid; 19,191 for Ms. Reid and 547 for Mr. Thomas.
(3)	Includes shares allocated and held in Capitol's ESOP: 3,371 for Ms. Reid; 3,278 for Mr. Hendrickson and 2,718 for Mr. Thomas.
(4)	Represents shares of common stock that can be acquired through stock options exercisable within sixty days after December 23, 2010.
(5)
Represents shares of common stock subject to a vesting schedule, achievement of certain performance criteria, forfeiture risk and other restrictions. Although these shares are subject to forfeiture provisions, the holder has the right to vote the shares and receive dividends until they are forfeited.

(6)	Assumes shares that such person has rights to acquire are outstanding.
(7)	Mr. Kasten reported 80,000 shares pledged as security.
(8)	Mr. Miller reported 35,300 shares pledged as security.
(9)	Mr. O’Leary reported 51,201 shares pledged as security.
(10)	Mr. Ferguson reported 3,000 shares pledged as security.
(11)	Mr. Maas reported 7,498 shares pledged as security.
(12)	Ms. Reid reported 1,461 shares pledged as security. Excludes 39,619 stock options and 2,000 shares of restricted stock held by Brian K. English, Capitol's General Counsel and Ms. Reid's husband.
(13)	Mr. Hendrickson reported 4,394 shares pledged as security.
(14)
Includes 108,844 shares held in Capitol's 401(k) Plan, 57,484 shares allocated and held in Capitol's ESOP, and 111,047 shares allocated and held in Capitol's Directors' Deferred Compensation Plan.  As a group, all directors and executive officers have 201,474 shares pledged as security.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent prior to the expiration of the rights offering.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of Capitol’s common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold Capitol’s common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern Time, on [    •    ], 2011, which is the expiration of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to 5:00 p.m., Eastern Time, on [    •    ], 2011.

Payment Method

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege. Your payment must be delivered in one of the following ways:

•	uncertified check payable to “________________ (acting as subscription agent for Capitol Bancorp Ltd.)”; or

•	certified check drawn upon a U.S. bank and payable to “Capitol Bancorp Ltd.”

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	clearance of any uncertified personal check deposited by the subscription agent; or

•	receipt by the subscription agent of any certified check drawn upon a U.S. bank.

Clearance of Uncertified Personal Checks

If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least five or more business days to occur. If you wish to pay the subscription price by uncertified personal check, Capitol urges you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. Capitol urges you to consider using a certified check made payable to “Capitol Bancorp Ltd.”

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to Capitol.  Capitol will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not Capitol or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, Capitol recommends that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for the rights offering. Because uncertified personal checks may take at least five or more business days to clear, Capitol urges you to pay or arrange for payment by means of certified check made payable to “Capitol Bancorp Ltd.” to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of whole subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares of Capitol’s common stock with your over-payment. If Capitol does not apply your full subscription price payment to your purchase of shares of Capitol’s common stock, the subscription agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of the rights offering.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on [    •    ], 2011, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. Capitol will not be required to issue shares of Capitol’s common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent. Capitol has the option to extend the rights offering and the period for exercising your subscription rights, although Capitol does not presently intend to do so. Capitol may extend the expiration of the rights offering by giving oral or written notice to you prior to the expiration of the rights offering. If Capitol elects to extend the expiration of the rights offering, Capitol will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration of the rights offering. Capitol reserves the right to amend or modify the terms of the rights offering, including increasing the size of the offering.

Subscription Price

In determining the subscription price, Capitol’s board of directors considered a number of factors, including: the recommendation of a pricing committee of the board, the price at which Capitol’s shareholders might be willing to participate in the rights offering, historical and current trading prices for Capitol’s common stock, the need for liquidity and capital and the desire to provide an opportunity to Capitol’s shareholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, Capitol’s board of directors also reviewed a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies. The subscription price is $[    •    ] per share, which represents the average of the closing sales prices of Capitol’s common stock for the 10 trading days ending on [    •    ], 2011, less a [    •    ]% discount. The subscription price is not necessarily related to Capitol’s book value, net worth or any other established criteria of value and may or may not be considered the fair value of Capitol’s common stock to be offered in the rights offering.

Capitol cannot assure you that the market price of Capitol’s common stock will not decline during or after the rights offering. Capitol also cannot assure you that you will be able to sell shares of Capitol’s common stock purchased during the rights offering at a price equal to or greater than the subscription price. Capitol urges you to obtain a current quote for Capitol’s common stock before exercising your subscription rights.

Conditions, Withdrawal and Termination

Capitol reserves the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. Capitol may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of Capitol’s board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. Capitol may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If Capitol terminates the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Cancellation Rights

Capitol’s board of directors may cancel the rights offering at any time prior to the time the rights offering expires for any reason. If Capitol cancels the rights offering, Capitol will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Subscription Agent

_________________is acting as the subscription agent for the rights offering under an agreement with Capitol. All subscription rights certificates, payments of the subscription price, and nominee holder certifications, to the extent applicable to your exercise of rights, must be delivered to ______________ as follows:

By Hand or Overnight Courier
(Until 5:00 p.m. Eastern Time on
By First Class Mail:	the expiration date of the rights offering):

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to Capitol’s Corporate President, Cristin K. Reid at: Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, or by telephone at 517-487-6555.

Capitol will pay the fees and expenses of ___________________. Capitol has also agreed to indemnify _________________ against certain liabilities in connection with the rights offering.

If you deliver subscription documents, or subscription rights certificates in a manner different than that described in this prospectus, Capitol may not honor the exercise of your subscription privileges.

Fees and Expenses

Capitol will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither the subscription agent nor Capitol will pay such expenses.

No Fractional Shares

Capitol will not issue fractional shares. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by Capitol, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of Capitol’s common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions Capitol has provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of Capitol’s common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of Capitol’s common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of Capitol’s common stock or will receive your subscription rights through a broker, custodian bank or other nominee, Capitol will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of Capitol’s common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. Capitol is not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Transferability of Subscription Rights

The subscription rights granted to you are nontransferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

Validity of Subscriptions

Capitol will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Capitol’s determination will be final and binding. Once made, subscriptions and directions are irrevocable, and Capitol will not accept any alternative, conditional or contingent subscriptions or directions. Capitol reserves the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by Capitol in Capitol’s sole discretion. Neither the subscription agent nor Capitol shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to Capitol’s right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Capitol’s interpretations of the terms and conditions of the rights offering will be final and binding.

Segregated Account; Return of Funds

The subscription agent will hold funds received in payment for shares of Capitol’s common stock in a segregated account pending completion of the rights offering. Capitol will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest or penalties, as soon as practicable.

Certificates for Shares of Common Stock

As soon as practicable after the expiration of the rights offering period, the subscription agent will arrange for issuance to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Any shares purchased pursuant to the oversubscription privilege will be issued as soon as practicable after the expiration date of the rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares available to satisfy such requests.

Shareholder Rights

You will have no rights as a holder of the shares of Capitol’s common stock you purchase in the rights offering, if any, until certificates representing the shares of Capitol’s common stock are issued to you or your account at your record holder is credited with the shares of Capitol’s common stock purchased in the rights offering. You will have no right to revoke your subscriptions after your rights certificate or the “Beneficial Owner Election Form,” the full subscription payment and any other required documents have been delivered to the subscription agent.

Foreign Shareholders

Capitol will not mail this prospectus or rights certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, Capitol’s foreign shareholders must notify Capitol prior to 11:00 a.m., Eastern Time, at least three business days prior to the expiration of the rights offering and demonstrate to Capitol’s satisfaction that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about Capitol that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of Capitol’s common stock at the subscription price.

Regulatory Limitation

Capitol will not be required to issue to you shares of Capitol’s common stock pursuant to the rights offering if, in Capitol’s opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

Material U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase shares of Capitol’s common stock. However, neither Capitol nor Capitol’s counsel are expressing an opinion regarding the tax treatment of this distribution.

EACH HOLDER OF CAPITOL’S COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THE RIGHTS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE SUBSCRIPTION RIGHTS.

No Recommendation to Rights Holders

Capitol’s board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of Capitol’s business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in Capitol’s common stock.

Listing

The subscription rights will not be listed for trading on the NYSE or any stock exchange or market.  Capitol currently intends to list the shares of common stock issued in the rights offering on the NYSE under the symbol “CBC”, but no guaranty can be made that Capitol will continue to meet the listing requirements of the NYSE in the future.  Capitol has received a delisting notice from NYSE which may require delisting of its common stock on the NYSE and it is pursuing other market mechanisms for trading of its common stock.

Shares of Capitol’s Common Stock Outstanding After the Rights Offering

Assuming no stock options are exercised and all subscription rights are exercised prior to the expiration of the rights offering, Capitol expects approximately [    •    ] shares of Capitol’s common stock will be outstanding immediately after completion of the rights offering.

THE PUBLIC OFFERING OF REMAINING SHARES

Acceptance of Nonbinding Subscriptions During Pendency of the Rights Offering

Capitol may permit persons and entities who are not shareholders eligible to participate in the rights offering to submit nonbinding subscriptions to purchase shares of Capitol’s common stock, if any, that remain available for purchase following the expiration date of the rights offering. Prospective purchasers should complete, date and sign the preliminary subscription agreement which accompanies this prospectus and return it to Capitol as indicated below.

Preliminary subscriptions are NOT binding on subscribers. DO NOT send payment for shares of common stock with your preliminary subscription. Upon completion of the rights offering, Capitol will furnish to all persons who submitted such preliminary subscriptions a prospectus supplement setting forth the results of the rights offering and the amount of unsubscribed shares of Capitol’s common stock, accompanied by an acknowledgement of subscription.  Upon receipt of the prospectus supplement, each subscriber will be asked to do the following:

•	Complete, sign and date the acknowledgement of subscription;

•	Make a check payable to Capitol Bancorp Ltd. in an amount equal to the subscription price of $[ • ] per share multiplied by the number of shares of common stock subscribed for; and

•	Return the completed acknowledgement of subscription and check to Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.

UPON RECEIPT BY CAPITOL OF THE ACKNOWLEDGEMENT OF SUBSCRIPTION, THE PRELIMINARY SUBSCRIPTION AGREEMENT WILL BECOME BINDING ON AND IRREVOCABLE BY THE SUBSCRIBER UNTIL THE EXPIRATION DATE OF THE PUBLIC OFFERING PERIOD.

Expiration Date and Cancellation Rights

Any public offering period will expire at the earlier of 5:00 p.m., Eastern Time, on [    •    ], 2011 or the date on which Capitol has accepted subscriptions for all shares of its common stock remaining for purchase as reflected in the prospectus supplement.

Capitol may cancel the public offering of remaining shares of its common stock at any time for any reason, including following the expiration date. If Capitol cancels the public offering of any remaining shares of common stock, Capitol will return all subscription payments pursuant to such public offering, without interest, as soon as practicable.

Discretion to Accept Subscriptions

Capitol has the right, in its sole discretion, to accept or reject any subscription in whole or in part on or before the public offering expiration date. Capitol generally will accept subscriptions in the order in which they are received. As a result, Capitol may not receive any or all of the subscriptions for which you subscribe. Capitol will notify subscribers as soon as practicable following such expiration date as to whether and to what extent their subscriptions have been accepted. If Capitol does not accept all or a portion of a subscription, Capitol will return to the subscriber the unaccepted portion of the subscription funds, without interest.

Escrow Arrangements; Return of Funds

Capitol will hold funds received with an acknowledgement of subscription in a segregated account at [    •    ]. Capitol will hold those funds in escrow until such time as it accepts the subscription or until the public offering is cancelled. If the public offering of remaining shares is cancelled, Capitol will return the subscription payments pursuant to such public offering, without interest, as soon as practicable.

No Revocation or Change

Once you submit the acknowledgement of subscription and your payment, you will not be permitted to revoke your subscription or request a refund of your remittance related to such subscription. All acknowledgements of subscriptions are irrevocable, even if you learn information about Capitol that you consider to be unfavorable. You should not submit an acknowledgement of subscription unless you are certain that you wish to purchase shares of Capitol’s common stock at the subscription price.

LEGAL MATTERS

Honigman Miller Schwartz and Cohn LLP will render an opinion regarding whether the shares of common stock into which the rights are exercisable will be validly issued.

EXPERTS

The consolidated financial statements of Capitol Bancorp Ltd. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Capitol is incorporating by reference certain documents Capitol files with the Securities and Exchange Commission, which means that Capitol can disclose important information to you by referring you to those documents. Any information that Capitol references this way is considered part of this prospectus.

Capitol incorporates by reference into this prospectus the documents listed below and any future filings Capitol makes with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus. Those additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review those filings as they may disclose a change in Capitol’s business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that Capitol has filed with the SEC but that have not been included or delivered with this document:

•	Capitol’s Annual Report on Form 10-K for the year ended December 31, 2009;

•	Capitol’s Quarterly Report on Form 10-Q for the period ended March 31, 2010;

•	Capitol’s Quarterly Report on Form 10-Q for the period ended June 30, 2010;

•	Capitol’s Quarterly Report on Form 10-Q for the period ended September 30, 2010;

•	Capitol’s Current Report on Form 8-K filed on December 23, 2010:

•	Capitol’s Current Report on Form 8-K filed July 21, 2009;

•	the description of Capitol’s Common Stock contained in its Registration Statement on Form 8-A filed April 19, 1990;

•	the description of the shares of the Series A Preferred Stock contained in Capitol’s Registration Statement on Form 8-A filed on August 12, 2009;

•	the description of the shares of Capitol’s Series X Junior Participating Preferred Stock contained in Capitol’s Registration Statement on Form 8-A filed on July 21, 2009; and

•	the description of the warrants to purchase common stock contained in Capitol’s prospectus supplement filed on April 27, 2010.

Notwithstanding the foregoing, Capitol is not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Information contained in this prospectus supersedes information incorporated by reference that Capitol has filed with the SEC prior to the date of this prospectus, while information that Capitol files with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Capitol’s filings are available on Capitol’s website, www.capitolbancorp.com. Information contained in or linked to Capitol’s website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning Capitol at:

CAPITOL BANCORP LTD.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
Attention: Investor Relations
Telephone: 517-487-6555

WHERE YOU CAN FIND MORE INFORMATION

Capitol files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy materials that Capitol has filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Capitol’s SEC filings also are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, Capitol’s filings are available on its website at www.capitolbancorp.com. The website addresses of the SEC and Capitol have been included herein as inactive textual references only.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC such indemnification is against public policy as expressed therein and is therefore unenforceable.

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ANNEX F

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information has been presented herein to give effect to and show the pro forma impact of the TruPS Exchange Offer, the CDBLs Exchange Offer and the proposed rights offering described in this prospectus on Capitol’s consolidated balance sheet as of September 30, 2010 and also illustrates the pro forma impact of the TruPS Exchange Offer, the CDBLs Exchange Offer and a proposed rights offering on Capitol’s results of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results of operations that would have been realized had the Exchange Offers been completed as of the dates indicated or that will be realized in the future if the TruPS Exchange Offer and/or CDBLs Exchange Offer are consummated.

Capitol’s unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 has been presented as if the TruPS Exchange Offer, the CDBLs Exchange Offer and the rights offering described in this prospectus had been completed on September 30, 2010 and Capitol’s pro forma consolidated statements of operations have been presented as if those transactions had been completed on January 1, 2009.

For purposes of the pro forma presentation for the year ended December 31, 2009 and the nine months ended and as of September 30, 2010, Capitol has assumed that, for purposes of the TruPS Exchange Offer, the number of Capitol’s common shares exchangeable for each $10.00 liquidation amount per security of the trust-preferred securities of Capitol Trust I and Capitol Trust XII (the “Publicly Held Trust-Preferred Securities”) is 10 shares of Capitol’s common stock and, for all other trust-preferred securities having a liquidation amount of $1,000 per-security (the “Non-Publicly Held Trust-Preferred Securities”), 1,000 shares of common stock.  Capitol has also assumed that Capitol’s shareholders will approve the proposed amendment to its articles of incorporation to increase its authorized shares to facilitate completion of the TruPS Exchange Offer, CDBLs Exchange Offer or the rights offering described in this prospectus.

Capitol has shown the pro forma impact of a “High Participation Scenario” and a “Low Participation Scenario” with respect to the TruPS Exchange Offer and the CDBLs Exchange Offer. The High Participation Scenario assumes the tender of 75% of the trust-preferred securities and exchange of such securities for shares of Capitol’s common stock and, similarly, assumes the tender of 75% of the CDBLs’ shares (excluding shares held by Capitol) and exchange of such securities for shares of Capitol’s common stock. The Low Participation Scenario assumes the tender of 25% of the trust-preferred securities and, similarly, assumes the tender of 25% of the CDBLs’ shares (excluding shares held by Capitol) and exchange of such securities for shares of Capitol’s common stock.

Additionally, the pro forma financial information includes illustration of the potential effect of the rights offering described in this prospectus. The inclusion of the TruPS Exchange Offer, CDBLs Exchange Offer and Capitol’s rights offering in the pro forma financial information herein does not necessarily indicate that such transactions are likely to occur or will be completed in the participation scenarios indicated.

Capitol has not assumed that the TruPS Exchange Offer and CDBLs Exchange Offer will occur based on the potential limitation of the aggregate number of shares of common stock that may be issued in the TruPS Exchange Offer and CDBLs Exchange Offer to less than 20% of Capitol’s outstanding shares, if the amendment to Capitol’s articles of incorporation to increase its number of authorized shares is not approved.

There can be no assurances that the foregoing assumptions will be realized in the future, including as to the amounts of trust-preferred securities that will be tendered in the TruPS Exchange Offer, CDBLs Exchange Offer and Capitol’s rights offering described in this prospectus.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
September 30, 2010
Capitol Bancorp Limited

(In $1,000s, except per share data)

		Pro Forma, As Adjusted for the Proposals Pending for the Issuance of Capitol's Common Stock					
		Low Participation in Exchange Scenarios					
	Actual	Publicly-Held Trust-Preferred Securities (1)	Non-Publicly Held Trust-Preferred Securities (2)	Trust-Preferred Securities on Combined Basis	CDBLs Exchange Offer (3)	Rights Offering (4)	Pro Forma Effect of All Scenarios Combined
ASSETS							
Cash and cash equivalents	$ 813,513	$ 813,513	$ 813,513	$ 813,513	$ 813,513	$ 813,513	$ 813,513
Loans held for sale	7,736	7,736	7,736	7,736	7,736	7,736	7,736
Investment securities	30,675	30,675	30,675	30,675	30,675	30,675	30,675
Portfolio loans	3,251,942	3,251,942	3,251,942	3,251,942	3,251,942	3,251,942	3,251,942
Less allowance for loan losses	(148,777)	(148,777)	(148,777)	(148,777)	(148,777)	(148,777)	(148,777)
Net portfolio loans	3,103,165	3,103,165	3,103,165	3,103,165	3,103,165	3,103,165	3,103,165
Premises and equipment, net	42,281	42,281	42,281	42,281	42,281	42,281	42,281
Goodwill	66,105	66,105	66,105	66,105	66,105	66,105	66,105
Other real estate owned	108,424	108,424	108,424	108,424	108,424	108,424	108,424
Other assets	65,689	65,689	65,689	65,689	65,689	65,689	65,689
TOTAL ASSETS	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588
LIABILITIES AND EQUITY							
Liabilities:							
Deposits	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548
Notes payable and other borrowings	144,282	144,282	144,282	144,282	144,282	144,282	144,282
Subordinated debentures	167,550	158,091	135,122	125,663	167,550	167,550	125,663
Other liabilities	51,524	49,073	48,551	46,101	51,524	51,524	46,100
Total liabilities	4,159,904	4,147,994	4,124,503	4,112,594	4,159,904	4,159,904	4,112,593
Equity:							
Capitol Bancorp Limited stockholders' equity:							
Preferred stock	5,098	5,098	5,098	5,098	5,098	5,098	5,098
Common stock	288,031	292,812	303,751	308,532	289,552		
Retained-earnings deficit	(245,397)	(238,268)	(225,717)	(218,587)	(260,872)	(245,397)	(234,062)
Other, net	(360)	(360)	(360)	(360)	(360)	(360)	(360)
Total Capitol Bancorp Limited stockholders' equity	47,372	59,282	82,773	94,682	33,418		
Noncontrolling interests in consolidated subsidiaries	30,312	30,312	30,312	30,312	44,266	30,312	44,266
Total equity	77,684	89,594	113,085	124,994	77,684		
TOTAL LIABILITIES AND EQUITY	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588
Number of common shares outstanding	21,623,056	31,583,306	54,373,056	64,333,306	24,787,856		

(1) Assumes issuance of Capitol's common stock upon completion of the proposed trust-preferred securities exchange of Capitol Trust I and Capitol Trust XII securities at an assumed exchange ratio of 10 shares of Capitol's common stock for each $10.00 liquidation amount of trust-preferred securities tendered, assuming 25% of the outstanding liquidation amount of these trust-preferred securities are tendered and assuming an estimated fair value of $0.48 per common share (actual value per share will be different).

(2) Assumes issuance of Capitol's common stock upon completion of the proposed trust-preferred securities exchange of Capitol Trust II, Capitol Trust III, Capitol Trust IV, Capitol Trust VI, Capitol Trust VII, Capitol Trust VIII, Capitol Trust IX, Capitol Trust X and Capitol Trust XI at an assumed exchange ratio of 1,000 shares of Capitol's common stock for each $1,000 liquidation amount of trust-preferred securities tendered, assuming 25% of the combined outstanding liquidation amount of these trust-preferred securities are tendered and assuming an estimated fair value of $0.48 per common share (actual value per share will be different).

(3) Assumes issuance of Capitol's common stock upon completion of the proposed exchange of outstanding shares of Capitol Development Bancorp Limited ("CDBL") IV, CDBL V, CDBL VI, CDBL VII and CDBL VIII (collectively, the CDBLs Exchange Offer) at an assumed exchange ratio of 200 shares of Capitol's common stock for each CDBL share tendered, assuming 25% of the outstanding shares of each of the CDBLs are tendered and assuming an estimated fair value of $0.48 per common share (actual value per share will be different).

(4) Assumes issuance of Capitol's common stock upon completion of the proposed rights offering of up to $__ million at an assumed amount of $___ per common share (actual value per share will be different) and assuming ___ participation of the outstanding common shares of Capitol at September 30, 2010.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
September 30, 2010
Capitol Bancorp Limited

(In $1,000s, except per share data)

		Pro Forma, As Adjusted for the Proposals Pending for the Issuance of Capitol's Common Stock — High Participation in Exchange Scenarios					
	Actual	Publicly-Held Trust-Preferred Securities (1)	Non-Publicly Held Trust-Preferred Securities (2)	Trust-Preferred Securities on Combined Basis	CDBLs Exchange Offer (3)	Rights Offering (4)	Pro Forma Effect of All Scenarios Combined
ASSETS							
Cash and cash equivalents	$ 813,513	$ 813,513	$ 813,513	$ 813,513	$ 813,513	$ 813,513	$ 813,513
Loans held for sale	7,736	7,736	7,736	7,736	7,736	7,736	7,736
Investment securities	30,675	30,675	30,675	30,675	30,675	30,675	30,675
Portfolio loans	3,251,942	3,251,942	3,251,942	3,251,942	3,251,942	3,251,942	3,251,942
Less allowance for loan losses	(148,777)	(148,777)	(148,777)	(148,777)	(148,777)	(148,777)	(148,777)
Net portfolio loans	3,103,165	3,103,165	3,103,165	3,103,165	3,103,165	3,103,165	3,103,165
Premises and equipment, net	42,281	42,281	42,281	42,281	42,281	42,281	42,281
Goodwill	66,105	66,105	66,105	66,105	66,105	66,105	66,105
Other real estate owned	108,424	108,424	108,424	108,424	108,424	108,424	108,424
Other assets	65,689	65,689	65,689	65,689	65,689	65,689	65,689
TOTAL ASSETS	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588
LIABILITIES AND EQUITY							
Liabilities:							
Deposits	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548	$ 3,796,548
Notes payable and other borrowings	144,282	144,282	144,282	144,282	144,282	144,282	144,282
Subordinated debentures	167,550	139,171	70,266	41,887	167,550	167,550	41,887
Other liabilities	51,524	44,173	42,606	35,255	51,524	51,524	35,255
Total liabilities	4,159,904	4,124,174	4,053,702	4,017,972	4,159,904	4,159,904	4,017,972
Equity:							
Capitol Bancorp Limited stockholders' equity:							
Preferred stock	5,098	5,098	5,098	5,098	5,098	5,098	5,098
Common stock	288,031	302,374	335,191	349,534	292,589		
Retained-earnings deficit	(245,397)	(224,010)	(186,356)	(164,968)	(267,821)	(245,397)	(187,392)
Other, net	(360)	(360)	(360)	(360)	(360)	(360)	(360)
Total Capitol Bancorp Limited stockholders' equity	47,372	83,102	153,574	189,304	29,506		
Noncontrolling interests in consolidated subsidiaries	30,312	30,312	30,312	30,312	48,178	30,312	48,178
Total equity	77,684	113,414	183,886	219,616	77,684		
TOTAL LIABILITIES AND EQUITY	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588	$ 4,237,588
Number of common shares outstanding	21,623,056	51,503,806	119,873,056	149,753,806	31,117,456		

(1) Assumes issuance of Capitol's common stock upon completion of the proposed trust-preferred securities exchange of Capitol Trust I and Capitol Trust XII securities at an assumed exchange ratio of 10 shares of Capitol's common stock for each $10.00 liquidation amount of trust-preferred securities tendered, assuming 75% of the outstanding liquidation amount of these trust-preferred securities are tendered and assuming an estimated fair value of $0.48 per common share (actual value per share will be different).

(2) Assumes issuance of Capitol's common stock upon completion of the proposed trust-preferred securities exchange of Capitol Trust II, Capitol Trust III, Capitol Trust IV, Capitol Trust VI, Capitol Trust VII, Capitol Trust VIII, Capitol Trust IX, Capitol Trust X and Capitol Trust XI at an assumed exchange ratio of 1,000 shares of Capitol's common stock for each $1,000 liquidation amount of trust-preferred securities tendered, assuming 75% of the combined outstanding liquidation amount of these trust-preferred securities are tendered and assuming an estimated fair value of $0.48 per common share (actual value per share will be different).

(3) Assumes issuance of Capitol's common stock upon completion of the proposed exchange of outstanding shares of Capitol Development Bancorp Limited ("CDBL") IV, CDBL V, CDBL VI, CDBL VII and CDBL VIII (collectively, the CDBLs Exchange Offer) at an assumed exchange ratio of 200 shares of Capitol's common stock for each CDBL share tendered, assuming 75% of the outstanding shares of each of the CDBLs are tendered and assuming an estimated fair value of $0.48 per common share (actual value per share will be different).

(4) Assumes issuance of Capitol's common stock upon completion of the proposed rights offering of up to $__ million at an assumed amount of $___ per common share (actual value per share will be different) and assuming ___ participation of the outstanding common shares of Capitol at September 30, 2010.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

 Item 14.  Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. Capitol will bear all of these expenses.

Registration fee under the Securities Act	$
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Other miscellaneous fees and expenses	$	*

Total	$

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15.  Indemnification Of Officers And Directors

Michigan Business Corporation Act

Capitol is organized under the Michigan Business Corporation Act (the “MBCA”) which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.  If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.  Capitol has obtained a policy of directors’ and officers’ liability insurance.

The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty.  However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act.  If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses reasonably incurred in the action.  The foregoing does not apply if the director’s actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

Capitol’s Articles of Incorporation and Bylaws

Capitol’s articles of incorporation limit the personal liability of directors for a breach of their fiduciary duty except under the circumstances required to be excepted under Michigan law described above.

Capitol’s bylaws generally require Capitol to indemnify officers and directors to the fullest extent legally possible under the MBCA and provide that similar indemnification may be afforded employees and agents.  In addition, the bylaws require Capitol to indemnify any person who, while serving as an officer or director of Capitol, is or was serving at the request of Capitol as a director, officer, partner, trustee, employee or agent of another entity to the same degree as the foregoing indemnification of directors and officers.  Capitol’s bylaws further provide for the advancement of litigation expenses under certain circumstances.

Insurance

In addition, Capitol has purchased insurance policies that provide coverage for its directors and officers in certain situations where Capitol cannot directly indemnify such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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Item 16.  Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Date Filed

4.1	Rights Agreement between Capitol Bancorp Ltd. and BNY Mellon Shareholder Services as Rights Agent.	8-K	001-31708	4.1	July 21, 2009

4.2	Form of Rights Certificate.	8-K	001-31708	4.2	July 21, 2009

4.7	Form of Subscription Rights Certificate. **

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP (with respect to the validity of the common stock to be issued hereunder). **

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1). **

23.2	Consent of BDO USA, LLP. Filed herewith.

24.1	Powers of Attorney. *

99.1	Form of Letter to Registered Holders of Common Stock. **

99.2	Form of Instructions for Use of Capitol Bancorp Ltd. Subscription Rights Certificates. **

99.3	Form of Letter to Brokers and other Nominee Holders. **

99.4	Form of Letter to Clients. **

99.5	Form of Beneficial Owner Election Form. **

99.6	Form of Nominee Holder Certification. **

99.7	Preliminary Subscription Agreement. **

99.8	Acknowledgement of Subscription. **

*	Previously filed
**	To be filed via amendment

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Item 17.  Undertakings

A.           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.           The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on January 10, 2011.

Capitol Bancorp Ltd.
(Registrant)

By:                      /s/ Joseph D. Reid
Name:                      Joseph D. Reid
Title:                      Director, Chairman and Chief Executive Officer

By:                      /s/ Lee W. Hendrickson
Name:                      Lee W. Hendrickson
Title:                      Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, Joseph D. Reid, Lee W. Hendrickson and Cristin K. Reid, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the registration statement on Form S-1 for the registration of an undesignated amount of securities of Capitol Bancorp Ltd. and all amendments (including post-effective amendments) to this registration statement, or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her  substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 10, 2011.

Signature	Title

/s/ JOSEPH D. REID	Director, Chairman and Chief Executive
Joseph D. Reid	Officer

/s/ LEE W. HENDRICKSON
Lee W. Hendrickson	Chief Financial Officer and Principal Accounting Officer

/s/ CRISTIN K. REID
Cristin K. Reid	Director and Corporate President

/s/ DAVID O’LEARY
David O’Leary	Secretary, Director

Paul R. Ballard	Director

David L. Becker	Director

Signature	Title

/s/ LAWRENCE CONNELL
Lawrence Connell	Vice Chairman, Director

/s/ MICHAEL J. DEVINE
Michael J. Devine	Director

/s/ JAMES C. EPOLITO
James C. Epolito	Director

/s/ GARY A. FALKENBERG
Gary A. Falkenberg	Director

/s/ JOEL I. FERGUSON
Joel I. Ferguson	Director

Kathleen A. Gaskin	Director

/s/ H. NICHOLAS GENOVA
H. Nicholas Genova	Director

/s/ LEWIS D. JOHNS
Lewis D. Johns	Director

/s/ MICHAEL L. KASTEN
Michael L. Kasten	Vice Chairman, Director

/s/ STEVEN L. MAAS
Steven L. Maas	Director

/s/ CALVIN D. MEEUSEN
Calvin D. Meeusen	Director

/s/ LYLE W. MILLER
Lyle W. Miller	Vice Chairman, Director

/s/ MYRL D. NOFZIGER
Myrl D. Nofziger	Director

/s/ RONALD K. SABLE
Ronald K. Sable	Director

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Date Filed

4.1	Rights Agreement between Capitol Bancorp Ltd. and BNY Mellon Shareholder Services as Rights Agent.	8-K	001-31708	4.1	July 21, 2009

4.2	Form of Rights Certificate.	8-K	001-31708	4.2	July 21, 2009

4.7	Form of Subscription Rights Certificate. **

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP (with respect to the validity of the common stock to be issued hereunder). **

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1). **

23.2	Consent of BDO USA, LLP. Filed herewith.

24.1	Powers of Attorney. *

99.1	Form of Letter to Registered Holders of Common Stock. **

99.2	Form of Instructions for Use of Capitol Bancorp Ltd. Subscription Rights Certificates. **

99.3	Form of Letter to Brokers and other Nominee Holders. **

99.4	Form of Letter to Clients. **

99.5	Form of Beneficial Owner Election Form. **

99.6	Form of Nominee Holder Certification. **

99.7	Preliminary Subscription Agreement. **

99.8	Acknowledgement of Subscription. **

*	Previously filed
**	To be filed via amendment